UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
 Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

Rockwell Automation, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

December 11, 2009

Dear Shareowner:

You are cordially invited to attend our 2010 Annual Meeting of Shareowners.

We will hold the annual meeting in Bradley Hall at the Rockwell Automation Global Headquarters, 1201 South Second Street, Milwaukee, Wisconsin, USA on Tuesday, February 2, 2010, at 5:30 p.m. (Central Standard Time). At the meeting I will report on the Corporation’s activities and performance during the past fiscal year, and we will discuss and act on the matters described in the accompanying Proxy Statement. At this year’s meeting, you will have an opportunity to vote on whether to:

•	elect three directors named in the Proxy Statement;

•	approve the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010; and

•	approve the amendments to our 2008 Long-Term Incentives Plan described in the Proxy Statement.

Shareowners will then have an opportunity to comment on or to inquire about the affairs of the Corporation that may be of interest to shareowners generally.

Your vote is important to us. Whether or not you plan to attend the meeting, please return your proxy card as soon as possible. You also have the option of voting via the Internet or by telephone.

If you plan to attend the meeting, please request an admittance card in one of the ways described on the last page of the Proxy Statement.

We sincerely hope that as many shareowners as can conveniently attend will do so. Please note that we are holding the meeting at our Global Headquarters on a Tuesday evening instead of on a Wednesday morning as in past years.

We have enclosed the Proxy Statement for our 2010 Annual Meeting of Shareowners and our 2009 Annual Report. I hope you find them interesting and useful in understanding your company.

Sincerely yours,

Keith D. Nosbusch

Chairman and Chief Executive Officer

Rockwell Automation, Inc.
1201 South Second Street, Milwaukee, Wisconsin 53204, USA

Notice of 2010 Annual Meeting of Shareowners

To the Shareowners of
ROCKWELL AUTOMATION, INC.:

The 2010 Annual Meeting of Shareowners of Rockwell Automation, Inc. will be held in Bradley Hall at the Rockwell Automation Global Headquarters, 1201 South Second Street, Milwaukee, Wisconsin, USA on Tuesday, February 2, 2010, at 5:30 p.m. (Central Standard Time) for the following purposes:

(a)	to vote on whether to elect as directors the three nominees named in the accompanying proxy statement;

(b)	to vote on a proposal to approve the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2010;

(c)	to vote on a proposal to approve the amendments to our 2008 Long-Term Incentives Plan described in the accompanying proxy statement; and

(d)	to transact such other business as may properly come before the meeting.

Only shareowners of record at the close of business on December 7, 2009 will be entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors.

Douglas M. Hagerman
Secretary

December 11, 2009

Note: The Board of Directors solicits votes by the execution and prompt return of the accompanying proxy in the enclosed return envelope or by use of the
Corporation’s telephone or Internet voting procedures.

Rockwell Automation, Inc.
Proxy Statement for 2010 Annual Meeting

Rockwell Automation, Inc.
Proxy Statement

2010 ANNUAL MEETING

The 2010 Annual Meeting of Shareowners of Rockwell Automation, Inc. will be held at 5:30 p.m. (Central Standard Time) on February 2, 2010, for the purposes set forth in the accompanying Notice of 2010 Annual Meeting of Shareowners. This proxy statement and the accompanying proxy are furnished in connection with the solicitation by our Board of Directors of proxies to be used at the meeting and at any adjournment of the meeting. We will refer to your company in this proxy statement as “we,” “us,” “our,” the “Corporation” or “Rockwell Automation.”

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Distribution and Electronic Availability of Proxy Materials

Again this year we are taking advantage of Securities and Exchange Commission (SEC) rules that allow companies to furnish proxy materials to shareowners via the Internet. If you received a Notice of Internet Availability of Proxy Materials (Notice) by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review this proxy statement and our 2009 annual report as well as how to vote by Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice.

We will mail the Notice to certain shareowners by December 24, 2009. We will continue to mail a printed copy of this proxy statement and form of proxy to certain shareowners and we expect that mailing to begin on December 18, 2009.

Shareowners Sharing the Same Address

SEC rules permit us to deliver only one copy of our annual report and this proxy statement or the Notice to multiple shareowners who share the same address and have the same last name, unless we received contrary instructions from a shareowner. This delivery method, called “householding,” reduces our printing and mailing costs. Shareowners who participate in householding will continue to receive separate proxy cards.

We will deliver promptly upon written or oral request a separate copy of our annual report and proxy statement or Notice to any shareowner who received these materials at a shared address. To receive a separate copy, please write or call Rockwell Automation Shareowner Relations, 1201 South Second Street, Milwaukee, Wisconsin 53204, USA, telephone: +1-414-382-8410.

If you are a holder of record and would like to revoke your householding consent and receive a separate copy of our annual report and proxy statement or Notice in the future, please contact Broadridge Financial Solutions, Inc. (Broadridge), either by calling toll free at +1-800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, USA. You will be removed from the householding program within 30 days.

Any shareowners of record who share the same address and wish to receive only one copy of future Notices, proxy statements and annual reports for your household should contact Rockwell Automation Shareowner Relations at the address or telephone number listed above.

If you hold your shares in street name with a broker or other nominee, please contact them for information about householding.

Location and Date of Annual Meeting

This year we are holding the Annual Meeting at our Global Headquarters, 1201 South Second Street, Milwaukee, Wisconsin, USA, to lower the cost of the meeting. We also changed the date and time of the meeting from Wednesday morning to Tuesday evening at 5:30 p.m. (Central Standard Time) after regular business hours. You will find directions and instructions for parking and entering the building on your admittance card.

What am I voting on?

You will be voting on whether to:

•	elect the three members of our Board of Directors named in this proxy statement;

•	approve the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP (D&T) as our independent registered public accounting firm for fiscal year 2010 (the D&T appointment); and

•	approve the amendments to our 2008 Long-Term Incentives Plan described in this proxy statement (the LTIP amendments).

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock at the close of business on December 7, 2009, the record date for the meeting, may vote at the Annual Meeting. Each shareowner of record is entitled to one vote for each share of our common stock held on the record date. On December 7, 2009, we had outstanding 142,361,339 shares of our common stock.

Who may attend the Annual Meeting?

Shareowners as of the record date, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in street name through a broker or other nominee, you will need to provide a copy of a brokerage statement reflecting your stock ownership as of the record date to be admitted to the Annual Meeting.

How do I vote my shares?

Shareowners may vote in person at the Annual Meeting. If you hold your shares in street name and wish to vote in person at the Annual Meeting, you should contact your broker or other nominee to obtain a broker’s proxy card and bring it, together with proper identification and your brokerage statement reflecting your stock ownership as of the record date, with you to the Annual Meeting.

In addition you may vote by proxy:

•	for shareowners of record and participants in our savings plans and BNY Mellon Shareowner Services Program (dividend reinvestment and stock purchase plan), by completing, signing and returning the enclosed proxy card or direction card, or via the Internet or by telephone; or

•	for shares held in street name, by using the method directed by your broker or other nominee. You may vote over the Internet or by telephone if your broker or nominee makes those methods available, in which case they will provide instructions with your proxy materials.

How will my proxy be voted?

If you properly complete, sign and return a proxy or use our telephone or Internet voting procedures to authorize the named proxies to vote your shares, your shares will be voted as specified. If your proxy card is signed but does not contain specific instructions, your shares will be voted as recommended by our Board of Directors, subject to applicable New York Stock Exchange (NYSE) regulations.

For shareowners participating in our savings plans or in the BNY Mellon Shareowner Services Program (dividend reinvestment and stock purchase plan), the trustee or administering bank will vote the shares that it holds for a participant’s account only in accordance with instructions given in a signed, completed and returned proxy card or direction card, or in accordance with instructions given pursuant to our Internet or telephone voting procedures. If they do not receive instructions, the shares will not be voted. To allow sufficient time for voting by the trustees of the savings plans, your voting instructions for shares held in the plans must be received by January 28, 2010.

May I revoke or change my proxy?

For shareowners of record, you may revoke or change your proxy at any time before it is voted by:

•	delivering a written notice of revocation to the Secretary of the Corporation;

•	submitting a properly signed proxy card with a later date;

•	casting a later vote using the telephone or Internet voting procedures; or

•	voting in person at the Annual Meeting (except for shares held in the savings plans).

If your shares are held in street name, you must contact your broker or other nominee to revoke or change your proxy. Your proxy is not revoked simply because you attend the Annual Meeting.

Will my vote be confidential?

It is our policy to keep confidential all proxy cards, ballots and voting tabulations that identify individual shareowners, except (i) as may be necessary to meet any applicable legal requirements, (ii) in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting, and (iii) if a shareowner writes comments on the proxy card directed to our Board of Directors or management. Representatives of Broadridge will tabulate votes and act as the independent inspector of election at this year’s meeting. The independent inspector of election and any employees involved in processing proxy cards or ballots and tabulating the vote are required to comply with this policy of confidentiality.

What is required for there to be a quorum at the Annual Meeting?

Holders of at least a majority of the shares of our common stock issued and outstanding on the record date for the Annual Meeting must be present, in person or by proxy, for there to be a quorum in order to conduct business at the meeting.

How many votes are needed to approve each of the proposals?

Election of Directors.  Directors are elected by a plurality of votes cast. This means that the three nominees for election as directors who receive the greatest number of votes cast by the holders of our common stock entitled to vote at the meeting will become directors. The election of directors, however, is subject to our majority vote policy.

Our Guidelines on Corporate Governance set forth our policy if a director is elected by a plurality of votes cast but receives a greater number of votes “withheld” from his or her election than votes “for” such election. In an uncontested election, any nominee for director who receives more votes “withheld” than votes “for” his or her election must promptly tender his or her resignation to the Board. The Board Composition and Governance Committee will consider the resignation offer and make a recommendation to the Board of Directors. The Board will act on the tendered resignation within 90 days following certification of the election results. The Board Composition and Governance Committee, in making its recommendation, and the Board of Directors, in making its decision, may consider any factors or other information that it considers appropriate and relevant, including any stated reasons why the shareowners withheld votes from the director, the director’s tenure, the director’s qualifications, the director’s past and expected contributions to the Board, and the overall composition of the Board. We will promptly disclose the Board’s decision regarding whether to accept or reject the director’s resignation offer in a Form 8-K furnished to the SEC. If the Board rejects the tendered resignation or pursues any additional action, the disclosure will include the rationale behind the decision. Any director who tenders his or her resignation may not participate in the Board Composition and Governance Committee deliberations and recommendation or in the Board’s decision whether to accept or reject the resignation offer.

The D&T Appointment.  An affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy and entitled to vote on the matter is necessary to approve the D&T appointment.

The LTIP Amendments.  An affirmative vote of the holders of a majority of the voting power of our common stock present in person or represented by proxy and entitled to vote on the matter is necessary to approve the

LTIP amendments. In addition, under NYSE rules, the total votes cast on the proposal must represent a majority of the shares of our common stock issued and outstanding on the record date.

How are votes counted?

Under Delaware law and our Restated Certificate of Incorporation and By-Laws, all votes entitled to be cast by shareowners present in person or represented by proxy at the meeting and entitled to vote on the subject matter, whether those shareowners vote “for,” “against” or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required to approve the D&T appointment and the LTIP amendments.

What is the effect of an abstention?

The shares of a shareowner who abstains from voting on a matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is present in person or represented by proxy. An abstention from voting on a matter by a shareowner present in person or represented by proxy at the meeting has no effect in the election of directors but has the same legal effect as a vote “against” the proposals to approve the D&T appointment and the LTIP amendments.

How will votes be counted on shares held through brokers?

Brokers are not entitled to vote on the election of directors or the proposal to approve the LTIP amendments unless they receive voting instructions from the beneficial owner. If a broker does not receive voting instructions, the broker may return a proxy card with no vote on the election of directors or the proposal to approve the LTIP amendments, which is usually referred to as a broker non-vote. The shares of a shareowner whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the meeting so long as the shareowner is represented by proxy. A broker non-vote on a matter has no effect in the election of directors or the proposals to approve the D&T appointment and the LTIP amendments. However, since broker non-votes are not counted as votes cast for purposes of the requirement of the NYSE that the total votes cast on the proposal to approve the LTIP amendments represent a majority of the shares of our common stock issued and outstanding on the record date, broker non-votes could impair our ability to satisfy this requirement.

Can I receive electronic access to shareowner materials?

As noted above, under SEC rules we are permitted to furnish proxy materials to shareowners via the Internet. However, we may choose to continue to provide printed copies to certain shareowners. If we send you printed copies, you can save us printing and mailing costs by electing to access proxy statements, annual reports and related materials electronically instead of receiving these documents in print. You must have an e-mail account and access to the Internet and expect to have such access in the future to be eligible for electronic access to these materials. To enroll for these services, please go to https://enroll1.icsdelivery.com/rok_/Default.aspx or visit our website at www.rockwellautomation.com, click on the heading: “About Us,” then the heading: “Investor Relations,” then the heading “Shareowner Information,” “Transfer Agent & Dividends.” If you own your shares through a broker or other nominee, you may contact them directly to request electronic access.

Your consent to electronic access will be effective until you revoke it. You may cancel your consent at no cost to you at any time by going to https://enroll1.icsdelivery.com/rok_/Default.aspx and following the instructions or by contacting your broker or other nominee.

ROCKWELL AUTOMATION

We are a leading global provider of industrial automation power, control, and information solutions that help manufacturers achieve a competitive advantage for their businesses. We were incorporated in 1996 in connection with a tax-free reorganization completed on December 6, 1996, pursuant to which we divested our former aerospace and defense business to The Boeing Company. In the reorganization, the former Rockwell International Corporation (RIC) contributed all of its businesses, other than the aerospace and defense business, to us and distributed all of our capital stock to RIC’s shareowners. Boeing then acquired RIC. RIC was incorporated in 1928. Our principal executive office is located at 1201 South Second Street, Milwaukee, Wisconsin 53204, USA. Our

telephone number is +1-414-382-2000 and our website is located at www.rockwellautomation.com. Our common stock trades on the New York Stock Exchange (NYSE) under the symbol ROK.

STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

We do not believe that any person is the beneficial owner of more than 5% of our common stock as of December 7, 2009, as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the Exchange Act).

CORPORATE GOVERNANCE

Guidelines on Corporate Governance.  The Board of Directors has adopted Guidelines on Corporate Governance, which are available at www.rockwellautomation.com under the “Investor Relations” page under the link “About Us,” then the heading “Corporate Governance.” They are also available in print to any shareowner upon request. The Guidelines contain general principles regarding the responsibilities and function of our Board and Board Committees.

Related Person Transactions.  The Board of Directors adopted a written policy regarding how it will review and approve of related person transactions (as defined below), which is available at www.rockwellautomation.com under the “Investor Relations” page under the link “About Us,” then the heading “Corporate Governance.” The Board Composition and Governance Committee is responsible for administering this policy.

The policy defines a related person transaction as any transaction in which we are or will be a participant, in which the amount involved exceeds $120,000, and in which any director, director nominee, executive officer or more than 5% shareowner or any of their immediate family members has or will have a direct or indirect material interest. The policy sets forth certain transactions, arrangements and relationships not reportable under SEC rules that do not constitute related person transactions.

Under this policy, each director, director nominee and executive officer must report each proposed or existing transaction between us and that individual or any of that individual’s immediate family members to our general counsel. Our general counsel will assess and determine whether any transaction reported to him or of which he learns constitutes a related person transaction. If our general counsel determines that a transaction constitutes a related person transaction, he will refer it to the Board Composition and Governance Committee. The Committee will approve or ratify a related person transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Corporation and its shareowners. In determining whether to approve or ratify a related person transaction, the Committee will consider factors it deems appropriate, including:

•	the fairness to the Corporation;

•	whether the terms of the transaction would be on the same basis if a related person was not involved;

•	the business reasons for the Corporation to participate in the transaction;

•	whether the transaction may involve a conflict of interest;

•	the nature and extent of the related person’s and our interest in the transaction; and

•	the amount involved in the transaction.

There are no related person transactions to report in this proxy statement.

Potential Director Candidates.  The Board Composition and Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the full Board.

The Committee will consider candidates for director recommended by shareowners. Shareowners can recommend director candidates by writing to the Secretary at 1201 South Second Street, Milwaukee, Wisconsin 53204, USA. The recommendation must include the candidate’s name, biographical data and qualifications and any other information required by the SEC to be included in a proxy statement with respect to a director nominee. Any shareowner recommendation must be accompanied by a written statement from the candidate indicating his or her willingness to serve if nominated and elected. The recommending shareowner also must provide evidence of being a shareowner of record of our common stock at that time.

The Committee, the Chairman and Chief Executive Officer or other members of the Board may identify a need to add new members to the Board or fill a vacancy on the Board. In that case, the Committee will initiate a search for qualified director candidates, seeking input from senior management and Board members, and to the extent it deems it appropriate, outside search firms. The Committee will evaluate qualified candidates and then make its recommendation to the Board.

In making its recommendations to the Board with respect to director candidates, the Committee considers various criteria set forth in our Board Membership Criteria (see Exhibit A to the Committee’s Charter), including experience, professional background, specialized expertise and concern for the best interests of shareowners as a whole. In addition, directors must be of the highest character and integrity, be free of conflicts of interest with the Corporation, and have sufficient time available to devote to the affairs of the Corporation. The Committee from time to time reviews with the Board our Board Membership Criteria.

The Committee will evaluate properly submitted shareowner recommendations under substantially the same criteria and in substantially the same manner as other potential candidates.

In addition to recommending director candidates to the Committee, shareowners may also nominate candidates for election to the Board at annual shareowner meetings by following the procedures set forth in our By-Laws. See “Shareowner Proposals for 2011 Annual Meeting” set forth later in this proxy statement.

Communications to the Board and Ombudsman.  Shareowners and other interested parties may send communications to the Board, an individual director, the non-management directors as a group, or a Board Committee at the following address:

Rockwell Automation, Inc.
c/o Corporate Secretary
1201 South Second Street
Milwaukee, Wisconsin 53204, USA
Attn: Board of Directors

The Secretary will receive and process all communications before forwarding them to the addressee. The Secretary will forward all communications unless the Secretary determines that a communication is a business solicitation or advertisement, or requests general information about us.

In accordance with procedures approved by the Audit Committee of our Board of Directors, concerns about accounting, internal controls or auditing matters should be reported to the Ombudsman as outlined in our Standards of Business Conduct and Code of Conduct, which are available on our website at www.rockwellautomation.com; please click on the heading “About Us,” then the heading “Who We Are,” then the heading “Ethics.” These standards are also available in print to any shareowner upon request. The Ombudsman is required to report promptly to the Audit Committee all reports of questionable accounting or auditing matters that the Ombudsman receives. You may contact the Ombudsman by addressing a letter to:

Ombudsman
Rockwell Automation, Inc.
1201 South Second Street
Milwaukee, Wisconsin 53204, USA

You may also contact the Ombudsman by telephone at 1-800-552-3589 (US only) or +1-414-382-8484, e-mail at ombudsman@rockwell.com or fax at +1-414-382-8485.

Executive Sessions.  The non-management directors meet in executive session without any officer or member of management present in conjunction with regular meetings of the Board. The non-management directors designate the chair of one of the Board Committees as chair of the executive session, in part depending upon whether the principal items to be considered at the session are within the scope of the applicable Committee. The Board has adopted an annual schedule designating the presumptive chair for executive sessions from among the chairs of the Board Committees, which the Board may override as appropriate by designating the chair of another Board Committee.

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides that the Board of Directors will consist of three classes of directors serving staggered three-year terms that are as nearly equal in number as possible. One class of directors is elected each year with terms extending to the third succeeding Annual Meeting after election.

The terms of three directors expire at the 2010 Annual Meeting. The Board has nominated these directors, upon the recommendation of the Board Composition and Governance Committee, for election as directors with terms expiring at the 2013 Annual Meeting.

Proxies properly submitted will be voted at the meeting, unless authority to do so is withheld, for the election of the three nominees specified in Nominees for Election as Directors below, subject to applicable NYSE regulations. If for any reason any of these nominees is not a candidate when the election occurs (which is not expected), proxies and shares properly authorized to be voted will be voted at the meeting for the election of a substitute nominee. Alternatively, the Board of Directors may reduce the number of directors.

INFORMATION ABOUT DIRECTOR NOMINEES AND CONTINUING DIRECTORS

For each director nominee and continuing director, we have stated the person’s name, age (as of December 11, 2009) and principal occupation; the position, if any, with the Corporation; the period of service as a director of the Corporation (or a predecessor corporation); and other directorships held.

NOMINEES FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING IN 2013

Barry C. Johnson, Ph.D.           Director Since 2005                                                      Age 66
Retired Dean, College of Engineering, Villanova University. Dr. Johnson served as Dean, College of Engineering, Villanova University from August 2002 until March 2006. He served as Chief Technology Officer of Honeywell International Inc. (diversified technology and manufacturing company) from July 2000 to April 2002. Before that, he served as Corporate Vice President of Motorola, Inc. (global communications company) and Chief Technology Officer for that company’s Semiconductor Product Sector. Dr. Johnson also serves as a director of Cytec Industries Inc. and IDEXX Laboratories, Inc.

William T. McCormick, Jr.           Director Since 1989                                                      Age 65
Retired Chairman of the Board and Chief Executive Officer, CMS Energy Corporation (diversified energy). Mr. McCormick served as Chairman of the Board and Chief Executive Officer of CMS Energy Corporation from November 1985 until May 2002. Before joining CMS, he had been Chairman and Chief Executive Officer of American Natural Resources Company (natural gas company) and Executive Vice President and a director of its parent corporation, The Coastal Corporation (energy holding company).

Keith D. Nosbusch           Director Since 2004                                                                  Age 58
Chairman of the Board, President and Chief Executive Officer. Mr. Nosbusch has been our Chairman of the Board since February 2005 and our President and Chief Executive Officer since February 2004. He served as Senior Vice President and President, Rockwell Automation Control Systems from November 1998 until February 2004. Mr. Nosbusch is a director of The Manitowoc Company, Inc. and serves as a director or member of a number of business, civic and community organizations.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2011

Donald R. Parfet           Director Since 2008                                                                  Age 57
Managing Director, Apjohn Group, LLC (business development); General Partner, Apjohn Ventures Fund (venture capital fund). Mr. Parfet has served as Managing Director of Apjohn Group since 2001. Before that, he served as Senior Vice President of Pharmacia Corporation (pharmaceuticals). Mr. Parfet is a director of Kelly Services, Inc. and serves as a director or trustee of a number of business, civic and charitable organizations.

Bruce M. Rockwell           Director Since 1969                                                                  Age 70
Retired Executive Vice President, Fahnestock & Co. Inc. (now part of Oppenheimer & Co., Inc.) (investment banking). Mr. Rockwell joined First of Michigan Corporation (investment banking) in 1961, was elected Senior Vice President in 1983, and was named Vice Chairman, First of Michigan Division of Fahnestock & Co. Inc. in March 1998 following the acquisition of First of Michigan by Fahnestock & Co. He is past chairman of the Municipal Advisory Council of Michigan and past President of the Bond Club of Detroit.

Joseph F. Toot, Jr.           Director Since 1977                                                                  Age 74
Retired President and Chief Executive Officer, The Timken Company (tapered roller bearings and specialty steel). Mr. Toot joined The Timken Company in 1962 and served in various senior executive positions until his election as President in 1979 and Chief Executive Officer in 1992. He retired as President and Chief Executive Officer of Timken in December 1997 and then served as Chairman of the Executive Committee from January 1998 until April 2000. Mr. Toot served as a director of Timken from 1968 until May 2009. He is a member of the Supervisory Board of PSA Peugeot Citroën.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2012

Betty C. Alewine           Director Since 2000                                                                  Age 61
Retired President and Chief Executive Officer, COMSAT Corporation (now part of Lockheed Martin Corporation) (global satellite services and digital networking services and technology). Ms. Alewine joined COMSAT in 1986 as Vice President of Sales and Marketing, and then served as the Vice President and General Manager and in 1994 as President of COMSAT International, the company’s largest operating unit. Ms. Alewine was named Chief Executive Officer of COMSAT in July 1996 and served in that position until the merger of COMSAT and Lockheed Martin Corporation in August 2000. Ms. Alewine is a director of New York Life Insurance Company and The Brink’s Company. She also serves as a director or member of a number of civic and charitable organizations.

Verne G. Istock           Director Since 2003                                                                  Age 69
Retired Chairman and President, Bank One Corporation (now part of JPMorgan Chase & Co.) (financial holding company). Mr. Istock served as Chairman of the Board of Bank One Corporation from October 1998, following completion of the merger of First Chicago NBD Corporation and Banc One Corporation, until October 1999, and as President of Bank One Corporation from October 1999 until September 2000. He served as Acting Chief Executive Officer of Bank One Corporation from December 1999 until March 2000. He served as Chairman of First Chicago NBD from 1996 to 1998 and as President and Chief Executive Officer of First Chicago NBD from 1995 to 1998. Mr. Istock is a director of Kelly Services, Inc. and presiding director of Masco Corporation. He also serves as a director or member of a number of civic and community organizations.

David B. Speer           Director Since 2003                                                                  Age 58

Chairman and Chief Executive Officer, Illinois Tool Works Inc. (engineered components and industrial systems and consumables). Mr. Speer joined Illinois Tool Works in 1978. In October 1995, he was elected Executive Vice President of worldwide construction products businesses and in 2003 assumed similar responsibilities for the company’s Wilsonart businesses. He was elected President of Illinois Tool Works in August 2004, Chief Executive Officer in August 2005 and Chairman in May 2006. Mr. Speer is a director of Deere & Company. He is also a member of the Chicago Economic Club and a director or member of a number of other business and community organizations.

The Board of Directors recommends that you vote “FOR” the election as directors of the three nominees described above, which is presented as item (a).

BOARD OF DIRECTORS AND COMMITTEES

Our business is managed under the direction of the Board of Directors. The Board has established the Audit Committee, the Board Composition and Governance Committee, the Compensation and Management Development Committee and the Technology and Corporate Responsibility Committee, whose principal functions are briefly described below. The duties and responsibilities of each committee are set forth in committee charters that are available on our website at www.rockwellautomation.com; click on the heading “About Us,” then the heading “Investor Relations,” then the heading “Corporate Governance.” The committee charters are also available in print to any shareowner upon request. The committees review and assess the adequacy of their charters each year and recommend any proposed changes to the Board for approval. There were no changes to the committees’ charters during fiscal 2009, other than the Technology and Corporate Responsibility Committee’s charter. In fiscal 2009, the Board held seven meetings, and all of the directors attended 100% of the meetings of the Board and the committees on which they served. Directors are expected to attend the Annual Meeting of Shareowners. All directors attended the 2009 Annual Meeting.

Director Independence.  Our Guidelines on Corporate Governance require that a substantial majority of the members of the Board be independent directors. For a director to be independent, the Board must affirmatively determine that the director has no direct or indirect material relationship with the Corporation. The Board has established guidelines, which are contained in our Guidelines on Corporate Governance, to assist it in determining director independence in conformity with the NYSE listing requirements. These guidelines are available on our website at www.rockwellautomation.com under the “Investor Relations” page under the link “About Us,” then the heading “Corporate Governance.”

After considering these guidelines and the independence criteria of the NYSE, the Board has determined that none of the current directors, other than Mr. Nosbusch (who is a current employee of the Corporation), has a material relationship with the Corporation and each of our current directors (other than Mr. Nosbusch) meets the independence requirements of the NYSE. There were no transactions, relationships or arrangements that required review by the Board for purposes of determining director independence.

Director Qualifications.  Our Board Membership Criteria provide that our Board should be comprised of directors who have a variety of experience and backgrounds and have high level managerial experience. We believe this type of composition better enables the Board to direct the management of the business and affairs of the Corporation. We have provided certain information about the skills and experiences of our directors in their biographies set forth above. We also believe that it is important to have a Board with experience in the areas of finance, relevant business risk management and industrial and manufacturing.

Finance Experience.  Several directors have executive level finance experience. Mr. Istock served as CEO of a bank and bank holding company for five years. Mr. Parfet has served as a general partner of Apjohn Ventures Fund, a venture capital fund, since 2002 and is past chair of the Audit Committee of Kelly Services, Inc. Mr. Rockwell worked as an investment banker for 42 years during which time he managed the municipal bond department of First of Michigan for 16 years, served as senior vice president in charge of financial services for 14 years and vice chairman, First of Michigan for four years, with responsibility for all operations in Michigan.

Ms. Alewine serves as chairperson of the Audit Committee of New York Life Insurance and chairperson of the Finance and Strategy Committee of The Brink’s Company.

Business Risk Management Experience.  Our Board has experience in overseeing several areas of risk. Mr. Istock was responsible for overseeing risk management, including financial risks, as CEO of a bank and bank holding company for five years. Ms. Alewine addressed risk management as President and CEO of COMSAT Corporation for four years. Mr. Speer has exposure to reviews of risk management across business enterprises as CEO of Illinois Tool Works Inc. (ITW). During most of his 17 years at Motorola and Honeywell, Dr. Johnson acquired and used skills in risk identification, assessment, prioritization, mitigation and control to manage programs. Dr. Johnson primarily employed such processes as project management, road mapping and six sigma to manage technology development risks at Motorola, and expanded their use to risk management in Honeywell’s business and technology strategies and programs. Mr. McCormick chaired the Risk Management Committee of the Board of First Chicago NBD Bank for two years. Mr. Parfet is an active investor in early stage pharmaceutical development companies and as such actively evaluates risk associated with science and medicine as well as the financial exposure to such risks. Mr. Rockwell was involved in or managed assessment of risk relating to securities underwritten, purchased or traded for clients during his career in investment banking. Mr. Toot also has risk management experience, having served as CEO of The Timken Company, a public company that made large investments in steel and bearings.

Industrial and Manufacturing Knowledge.  Several directors have relevant work experience that gives them knowledge of our industry. As Chairman and CEO of ITW, which serves a number of end markets such as automotive, energy and pharmaceuticals that overlap with the Corporation’s markets, Mr. Speer has detailed insights into the major trends and issues in these industries. From 1991 to 2000 at Motorola, Dr. Johnson was involved in the development of analog and digital components, integrated circuits and modules for use in automation and related industries. From 2000 to 2002 at Honeywell, Dr. Johnson participated in the development of business and technology strategies and products for the automation components, systems, software and solutions markets. Mr. Parfet served as a corporate officer of a Fortune 500 company for 14 years where he had overall responsibilities for engineering and information technology as well as manufacturing of pharmaceuticals and research instruments, which gave him exposure to factory floor management and process control principles. Ms. Alewine served as the United States representative to the Board of Governors of the International Telecommunications Satellite Organization (INTELSAT) and Chairman and Vice Chairman of the INTELSAT Board. She also served on the President’s National Security Telecommunications Advisory Council. Mr. Toot served as CEO, a Board member and in other senior management positions of a publicly traded manufacturing company for 32 years.

Committees of the Board

			Compensation &	Technology &
		Board Composition &	Management	Corporate
		Governance	Development	Responsibility
	Audit Committee	Committee	Committee	Committee
Members	Verne G. Istock*	William T. McCormick, Jr.*	Joseph F. Toot, Jr.*	Bruce M. Rockwell*
	Barry C. Johnson	Verne G. Istock	Betty C. Alewine	Betty C. Alewine
	Donald R. Parfet	David B. Speer	William T. McCormick, Jr.	Barry C. Johnson
	David B. Speer	Joseph F. Toot, Jr.	Bruce M. Rockwell	Donald R. Parfet

Number of meetings	7	2, plus 1 action	5, plus 1 action	3
in fiscal 2009		taken by written consent	taken by written consent

*	Chair

Audit Committee.  The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting processes, our internal control and disclosure control systems, the integrity and audits of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. The main duties of the Committee are to appoint our independent registered public accounting firm, subject to shareowner approval; approve all audit and audit-related fees and services and permitted non-audit fees and services of our independent registered public accounting firm; review with our independent registered public accounting firm and management our annual audited and quarterly financial statements; discuss periodically with management our quarterly earnings releases; and review with our independent registered public accounting firm and management the quality and adequacy of our internal controls. All members of the Audit Committee meet the independence and financial literacy standards and requirements of the NYSE and the SEC. The Board has determined that Messrs. Istock, Parfet and Speer qualify as “audit committee financial experts” as defined by the SEC.

Board Composition and Governance Committee.  The principal functions of the Board Composition and Governance Committee are to consider and recommend to the Board qualified candidates for election as directors of the Corporation, to consider matters of corporate governance, and administer the Corporation’s related person transactions policy. The Committee annually assesses and reports to the Board on the performance of the Board of Directors as a whole and of the individual directors. The Committee also recommends to the Board the members of the committees of the Board and the terms of our Guidelines on Corporate Governance. All members of the Committee are independent directors as defined by the NYSE.

Compensation and Management Development Committee.  The principal functions of the Compensation and Management Development Committee are to evaluate the performance of our senior executives, review management succession and development plans for the CEO and other senior executives, review the design and competitiveness of our compensation plans, review and approve salaries, incentive compensation, equity awards and other compensation of officers and review the salary plan for other executives who are direct reports to the CEO, review and approve corporate goals and objectives and administer our incentive, deferred compensation and long-term incentives plans. All members of the Committee are independent directors as defined by the NYSE and are not eligible to participate in any of our plans or programs administered by the Committee, except our 2003 and 1995 Directors Stock Plans and Directors Deferred Compensation Plan.

•	Role of Executive Officers. The Chief Executive Officer and certain other executives assist the Committee with its review of compensation of our officers. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Review Process” below.

•	Role of Compensation Consultants. The Committee directly retained Towers Perrin as its outside compensation consultant. During fiscal 2009, Towers Perrin assisted the Committee with a comprehensive analysis of market data and its implications for pay at the Corporation, as well as various other compensation issues. See “Executive Compensation — Compensation Discussion and Analysis — Compensation Review Process” below.

Technology and Corporate Responsibility Committee.  The Technology and Corporate Responsibility Committee reviews and assesses our technological activities as well as our policies and practices in the following areas: employee relations, with emphasis on diversity and inclusion; the protection and enhancement of the environment and energy resources; product integrity and safety; employee health and safety; and community and civic relations, including programs for and contributions to educational, cultural and other social institutions. All members of the Committee are independent directors as defined by the NYSE.

DIRECTOR COMPENSATION

Our director compensation program is designed to attract and retain qualified directors, fairly compensate directors for the time they must spend in fulfilling their duties and align their compensation directly with the interests of shareowners. We use a combination of cash and equity-based awards. Employees who serve as directors do not receive any compensation for their director service. There are three elements of our director compensation program: an annual retainer, equity awards and committee fees. The following table describes each element of director compensation for fiscal 2009.

	Annual Retainer		Equity Awards	Committee Fees
	Cash	Common Stock	Common Stock	Cash
Amount or Number of Shares	$70,000	$62,000	500	Varies by Committee

Timing of Payment/Award	Paid in equal installments on 1st business day of each quarter	Granted on 1st business day of fiscal year (or pro-rata amount upon initial election to the Board)	Granted on date of Annual Shareowners Meeting (or pro-rata amount upon initial election to the Board)	Paid in equal installments on 1st business day of each quarter

Deferral Election Available	Yes	Yes	Yes	Yes

Dividend/Dividend Equivalent Eligible	Not Applicable	Yes	Yes	Not Applicable

Annual Retainer.  Directors receive an annual retainer that consists of cash and shares of common stock. The total annual retainer, excluding committee fees, is $132,000, of which $70,000 is paid in cash and $62,000 in shares of common stock under the 2003 Directors Stock Plan. The $62,000 equated to 1,690 shares granted on October 1, 2008.

Equity Awards.  Directors receive an annual grant of 500 shares of common stock under the 2003 Directors Stock Plan immediately after our Annual Meeting of Shareowners (and for directors elected after the Annual Meeting, a pro-rated number of shares are awarded upon election).

Committee Fees.  Directors receive additional annual compensation for serving on committees of the Board. The fees for the Chair and for serving on certain committees are higher than others due to the greater work-load and responsibilities.

During fiscal 2009, annual committee fees were as follows:

		Compensation &	Board	Technology &
		Management	Composition &	Corporate
	Audit	Development	Governance	Responsibility
	Committee	Committee	Committee	Committee
Chair	$25,000	$16,000	$12,000	$10,000
Member	$12,500	$8,000	$6,000	$5,000

Deferral Election.  Under the terms of our Directors Deferred Compensation Plan, directors may elect to defer all or part of the cash payment of Board retainer or committee fees until such time as the director specifies, with interest on deferred amounts accruing quarterly at 120% of the federal long-term rate set each month by the Secretary of the Treasury. In addition, under the 2003 Directors Stock Plan, each director has the opportunity each year to defer all or any portion of the annual grant of common stock, cash retainer, common stock retainer and committee fees by electing to instead receive restricted stock units (or before November 7, 2007, restricted shares), valued, in the case of cash deferrals, at the closing price of our common stock on the NYSE on the date each payment would otherwise be made in cash.

Other Benefits.  We reimburse directors for transportation, lodging and other expenses actually incurred in attending Board and committee meetings. We also reimburse directors for similar travel, lodging and other expenses for their spouses to accompany them to a limited number of Board meetings held as retreats to which we invite spouses for business purposes. Spouses were invited to one meeting in fiscal 2009. The directors’ spouses are generally expected to attend Board meetings held as retreats. From time to time and when available, directors and their spouses are permitted to use our corporate aircraft for travel to Board meetings.

Directors are eligible to participate in a matching gift program under which we match donations made to eligible educational, arts or cultural institutions. Gifts are matched up to an annual calendar year maximum of $10,000. This same program is available to all of our U.S. salaried employees.

Stock Ownership Requirement.  Non-management directors are subject to stock ownership guidelines. To further the direct correlation of directors’ and shareowners’ economic interests, our Guidelines on Corporate Governance provide that non-management directors are required to own, within five years after joining the Board, shares of our common stock (including restricted shares and restricted stock units) equal in value to three times the portion of the annual retainer that is payable in cash. All directors meet the guidelines as of September 30, 2009.

The following table shows the total compensation earned by each of our directors during fiscal 2009.

DIRECTOR COMPENSATION TABLE

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid In Cash(1)	Awards(2)(4)	Awards(3)(4)	Compensation	Earnings(5)	Compensation(6)	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Betty C. Alewine	83,000	74,363	20,226	0	0	20,515	198,104
Verne G. Istock	101,000	74,363	20,226	0	0	4,457	200,046
Barry C. Johnson	87,500	70,167	20,226	0	0	2,052	179,945
William T. McCormick, Jr.	90,000	74,363	0	0	0	17,040	181,403
Donald R. Parfet	87,500	70,167	40,354	0	0	10,614	208,635
Bruce M. Rockwell	88,000	79,295	0	0	0	14,555	181,850
David B. Speer	88,500	74,363	20,226	0	0	27,448	210,537
Joseph F. Toot, Jr.	92,000	74,363	0	0	0	16,612	182,975

(1)	This column represents the amount of cash compensation earned in fiscal 2009 for Board and committee service (whether or not deferred and whether or not the directors elected to receive restricted stock units in lieu of all or any portion of their cash fees).

(2)	This column represents the expense we recognized for restricted and non-restricted stock awards for financial statement reporting purposes for the fiscal year in accordance with accounting principles generally accepted in the United States (U.S. GAAP), except that pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts in this column include awards granted in fiscal 2009 and in previous years. Amounts we recognized under U.S. GAAP have been determined using the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009. The amounts shown do not correspond to the actual value that may be realized by the directors. Each director received 500 shares of common stock under the 2003 Directors Stock Plan on February 4, 2009 (the date of our annual meeting) with a grant date fair value of $24.50 per share (equal to the closing price of our stock on the grant date) for directors who elected to receive restricted stock units and $24.725 per share (calculated based on the average of the high and low prices of our stock on the grant date) for directors who elected to receive shares. On October 1, 2008 each director received 1,690 shares with an aggregate grant date fair value of $62,000 in payment of the share portion of the annual retainer.

(3)	This column represents the expense we recognized for stock option awards for financial statement reporting purposes for the fiscal year in accordance with U.S. GAAP, except that pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts in this column include awards granted in fiscal 2008 and prior years. There was no stock option grant in fiscal 2009. Amounts we recognized under U.S. GAAP have been determined using the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009. The amounts shown do not correspond to the actual value that may be realized by the directors.

(4)	Before fiscal 2009, director compensation included stock options and restricted stock. The aggregate number of stock and option awards outstanding as of September 30, 2009 for the non-employee directors were as follows:

	Stock Awards *	Option Awards
Director	(#)	(#)
Betty C. Alewine	9,065	18,500

Verne G. Istock	3,842	15,500

Barry C. Johnson	1,894	12,250

William T. McCormick, Jr.	11,672	8,500

Donald R. Parfet	654	8,125

Bruce M. Rockwell	12,672	5,500

David B. Speer	6,421	15,500

Joseph F. Toot, Jr.	10,872	16,834

*	Includes restricted stock and restricted stock units paid as part of the annual retainer, and restricted stock and restricted stock units issued in lieu of annual grants of shares and cash compensation that directors elected to receive in the form of restricted stock or restricted stock units.

(5)	Aggregate earnings in fiscal 2009 on the directors’ deferred cash compensation balances were $21,565 for Ms. Alewine. We do not pay “above market” interest on non-qualified deferred compensation; therefore, this column does not include these amounts.

(6)	This column consists of cash dividends paid on restricted shares, cash dividend equivalents paid on restricted stock units and, for Ms. Alewine and Messrs. McCormick, Parfet, Speer and Toot, the Corporation’s matching donations of $10,000, $3,500, $10,000, $20,000 (for fiscal 2009 but includes calendar years 2008 and 2009) and $4,000, respectively, under our matching gift program. This column does not include the perquisites and personal benefits provided to each non-employee director because the aggregate amount provided to each director was less than $10,000.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Corporation’s financial reporting processes, its internal control and disclosure control systems, the integrity and audits of its financial statements, the Corporation’s compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm and the performance of its internal audit function and independent registered public accounting firm.

Our Committee’s roles and responsibilities are set forth in a written Charter adopted by the Board, which is available on the Corporation’s website at www.rockwellautomation.com under the heading “About Us,” then the heading “Investor Relations.” We review and reassess the Charter annually, and more frequently as necessary to address any changes in NYSE corporate governance and SEC rules regarding audit committees, and recommend any changes to the Board for approval.

Management is responsible for the Corporation’s financial statements and reporting processes, including the system of internal control. Deloitte & Touche LLP (D&T), the Corporation’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, and on the Corporation’s internal control over financial reporting.

Our Committee is responsible for overseeing the Corporation’s overall financial reporting processes. In fulfilling our responsibilities for the financial statements for fiscal 2009, we:

•	Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2009 with management and D&T;

•	Reviewed management’s assessment of the Corporation’s internal control over financial reporting and D&T’s report pursuant to Section 404 of the Sarbanes-Oxley Act;

•	Discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit; and

•	Received written disclosures and the letter from D&T regarding its independence as required by Independence Standards Board Standard No. 1. We also discussed with D&T its independence.

We reviewed and approved all audit and audit-related fees and services. For information on fees paid to D&T for each of the last two years, see “Proposal to Approve the Selection of Independent Registered Public Accounting Firm” on page 43.

We considered the non-audit services provided by D&T in fiscal 2009 and determined that engaging D&T to provide those services is compatible with and does not impair D&T’s independence.

In fulfilling our responsibilities, we met with the Corporation’s General Auditor and D&T, with and without management present, to discuss the results of their examinations, the evaluations of the Corporation’s internal control over financial reporting and the overall quality of the Corporation’s financial reporting. We considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit processes that we determined appropriate. We also met separately with the Corporation’s Chief Executive Officer, Chief Financial Officer, Controller, General Counsel and Ombudsman.

Based on our review of the audited financial statements and discussions with, and the reports of, management and D&T, we recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 for filing with the SEC.

The Audit Committee has selected D&T as the independent registered public accounting firm of the Corporation for the fiscal year ending September 30, 2010, subject to the approval of shareowners.

Audit Committee
Verne G. Istock, Chair
Barry C. Johnson
Donald R. Parfet
David B. Speer

OWNERSHIP OF EQUITY SECURITIES BY DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the beneficial ownership, reported to us as of October 31, 2009, of our common stock, including shares as to which a right to acquire ownership within 60 days exists, of each director, each executive officer listed in the table on page 29 (named executive officers) and of these persons and other executive officers as a group.

	Beneficial Ownership on October 31, 2009
	Shares of		Derivative	Total	Percent of
Name	Common Stock(1)		Securities(2)	Shares(1)	Class(3)

Betty C. Alewine	15,738	(4)	17,000	32,738	—

Verne G. Istock	16,440	(4)	14,000	30,440	—

Barry C. Johnson	4,834	(4)	10,750	15,584	—

William T. McCormick, Jr.	24,270	(4)	7,000	31,270	—

Keith D. Nosbusch	306,156	(5,6)	1,513,814	1,819,970	1.3

Donald R. Parfet	5,815	(4)	2,708	8,523	—

Bruce M. Rockwell	40,672	(4)	4,000	44,672	—

David B. Speer	13,519	(4)	14,000	27,519	—

Joseph F. Toot, Jr.	28,270	(4)	15,334	43,604	—

Theodore D. Crandall	55,538	(5,6)	240,293	295,831	—

Steven A. Eisenbrown	34,253	(5,6)	263,993	298,246	—

Douglas M. Hagerman	23,733	(5,6)	174,520	198,253	—

Robert A. Ruff	30,380	(5,6)	130,630	161,010	—

All of the above and other executive officers as a group (24 persons)	780,289	(4,5,6)	3,201,460	3,981,749	2.8%

(1)	Each person has sole voting and investment power with respect to the shares listed (either individually or with spouse).

(2)	Represents shares that may be acquired upon the exercise of outstanding stock options and, for executive officers, settlement of performance shares, within 60 days.

(3)	The shares owned by each person, and by the group, and the shares included in the number of shares outstanding have been adjusted, and the percentage of shares owned (where such percentage exceeds 1%) has been computed, in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(4)	Includes 9,065; 3,842; 1,394; 11,672; 11,672; 6,421; and 10,872 shares granted as restricted stock under our 1995 and 2003 Directors Stock Plans or otherwise as compensation for services as directors for Ms. Alewine and Messrs. Istock, Johnson, McCormick, Rockwell, Speer and Toot, respectively. Does not include 2,008, 2,162 and 2,508 restricted stock units granted under the 2003 Directors Stock Plan as compensation for services as directors for Messrs. Johnson, Parfet and Rockwell, respectively. Includes 3,900 shares and 12,500 stock options held by a family limited partnership for Mr. Speer.

(5)	Includes shares held under our savings plan. Does not include 1,850; 1,287; 2,247; 2,132; 1,301; and 10,719 share equivalents for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman, Ruff and the group, respectively, held under our supplemental savings plan.

(6)	Includes 31,900; 9,100; 9,100; 7,200; and 8,867 shares granted as restricted stock under our 2000 and 2008 Long-Term Incentives Plans for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and Ruff, respectively, and 165,105 shares granted as restricted stock for the group.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Rockwell Automation has had a long-standing strong orientation in its executive compensation program toward pay for performance. This orientation has held constant throughout the business cycles that our organization has confronted over time. The compensation decisions made for fiscal 2009 reflect our company’s performance, the continued challenging economic climate as a result of the global credit crisis and recession, and our expectations for the year. We believe the decisions described in this proxy statement reflect our orientation toward pay for performance and demonstrate our ongoing commitment to our shareowners, employees and other stakeholders.

Fiscal 2009 Performance

Early in the year, the Board of Directors approved a business plan that reflected our initial expectations for our company performance. The Compensation and Management Development Committee (the Compensation Committee) set goals for sales, earnings per share from continuing operations (EPS), free cash flow, return on invested capital (ROIC), and segment operating earnings. These goals served as targets for our incentive compensation plans (ICP). In establishing these goals, the Compensation Committee considered the uncertainty related to the impact of the liquidity crisis, the economic recession, and currency exchange rate volatility. The Compensation Committee determined that meeting these goals would require continued execution of our growth and performance strategy.

Fiscal 2009 was a challenging year as a result of the global economic climate. Market conditions deteriorated more than our original expectations, resulting in sales decreasing by 24% (19% excluding the effect of currency) and EPS decreasing by 61% from the prior year. Management responded to the deteriorating economic climate by taking cost savings actions including an increased focus on free cash flow by aligning our working capital to lower demand and limiting our capital expenditures, suspending salary increases, requiring employees to take unpaid time off or temporary salary reductions, and suspending the Corporation matching contributions to the savings plans. We carefully balanced these actions to preserve investments in our core technologies and global domain expertise. We did not achieve our goals for sales, EPS, ROIC and segment operating earnings; however, we had strong free cash flow performance and exceeded our goal for free cash flow. Free cash flow was $431 million or 198% of income from continuing operations.

Even though we missed most of our ICP financial goals, the Compensation Committee believes that management performed well during fiscal 2009 by anticipating the drop in market conditions. Management took appropriate cost saving actions while preserving our ability to invest in new technologies and respond to increased demand in the future.

Fiscal 2009 Pay Implications

We did not change our overall approach to our executive compensation as a result of the economic crisis and global recession, although the Compensation Committee retained more discretion in fiscal 2009 in determining ICP awards for performance above or below our goals. In light of our pay for performance philosophy and based on our sales and EPS performance, there were no fiscal 2009 ICP awards. We provided no relief to offset the zero payout for fiscal 2009 ICP. Our Total Shareowner Return (TSR) was at the 38th percentile of the companies in the S&P 500 Index over the performance period from October 1, 2006 to September 30, 2009. This resulted in an 87% reduction in the number of performance shares paid out for that performance period as compared to the target amount. We expected market data to show lower values of long-term incentives granted at other companies in 2009 and as a result we lowered the value of our long-term incentives grants for our named executive officers in 2009. As a result of this decision and our lower stock price, the grant date fair market value of the fiscal 2009 long-term incentive grants was down an average of 16.2% from the grant date fair market value of the fiscal 2008 grants.

Our executives’ base salaries were reviewed at the start of fiscal 2009. We did not grant salary increases at that time to any of our named executive officers with the exception of Mr. Ruff whose pay was below market following his promotion on October 29, 2007. In April of 2009, at the request of management, salaries were reduced by 20% for the CEO and 10% for the other named executive officers and other direct reports to the CEO.

The net result is that total direct compensation (base salary, ICP, grant date fair market value of long term incentive grants) for the named executive officers was 23% lower than in fiscal 2008.

The Compensation Committee and the Board believe that the skill and motivation of our employees, and especially our executive leaders, are essential to the Corporation’s performance and creation of shareowner value. We believe our compensation program motivates performance that differentiates us from our competitors. We will continue to provide a compensation program that we believe is effective, serves shareowner interests and is worthy of shareowner support.

Compensation Philosophy

Our long-term growth and performance business strategy seeks sustained organic growth through, among other things, expanding our served markets and enhancing our market access. We have developed a strong productivity culture that has allowed us to reinvest in organic growth. We believe that our employees’ knowledge of our customers, their applications, and our technology is a key factor that makes this strategy work. We also believe that it is important to align the compensation of our leadership with this strategy and therefore we choose the factors in our short and long-term incentives plans, among other things, to focus the management team’s efforts in the areas that are critical to the success of this strategy.

The quality of our leadership has a direct impact on our performance, and with the oversight of the Compensation Committee, we offer compensation plans, programs and policies intended to attract and retain executive talent and “pay for performance,” including the creation of shareowner value. Our compensation programs include base salary, annual incentive compensation, long-term incentives, defined benefit and defined contribution pension plans and a limited perquisite package.

The following table highlights the principal purposes of the main elements of our compensation programs:

Pay for Performance
Current Year
		Financial &	Long-Term	Creation of
	Attraction &	Operational	Financial	Shareowner
	Retention	Performance	Performance	Value

Base Salary	X	X
Annual Incentive Compensation	X	X		X
Long-Term Incentives	X		X	X
Pension Plans	X

We believe that a significant portion of an executive’s compensation should be directly linked to our performance and the creation of shareowner value. In fiscal 2009, for our named executive officers, the Compensation Committee planned a targeted mix of total direct compensation in which 70% to 83% was based on pay for performance. The Compensation Committee targeted 52% to 67% of total direct compensation of our named executive officers in the form of long-term incentives directly linked to the creation of shareowner value. Total direct compensation consists of base salary, annual ICP awards and long-term incentives (calculated at the grant date fair market value outlined in the Grants of Plan-Based Awards Table). As shown in the following table, our actual mix in fiscal 2009 differed from the targeted mix as a result of no payouts being earned for ICP.

2009 Total Direct Compensation Mix

Compensation Review Process

We evaluate and take into account market data in setting each element of our officers’ compensation. As we do not believe that a peer group of companies directly comparable to us exists, we instead use the results of executive compensation surveys of major companies (the Major Companies) provided by Towers Perrin and Hewitt Associates (collectively, the Survey Providers). The Towers Perrin database includes over 650 companies and the Hewitt Associates database includes over 450 companies. In setting compensation levels for each element of pay, we analyze data relating to the Major Companies using regression analyses developed by the Survey Providers based on our sales. The market data analysis is typically the starting point for, and a significant factor in, our compensation determinations, but is not the only factor as we also consider the scope of the individual officer’s responsibilities and more subjective factors, such as the Compensation Committee’s (and the CEO’s in the case of other officers) assessment of the officer’s individual performance and expected future contributions and leadership.

The Compensation Committee has also engaged Towers Perrin, an independent executive compensation consulting firm that is directly accountable to the Compensation Committee, to provide advice on compensation trends and market information to assist the Compensation Committee in fulfilling its duties. Towers Perrin does not provide any other services to us, except for our utilization of general compensation surveys conducted by Towers Perrin. The Compensation Committee has limited our expenditures for use of these surveys to no more than $20,000 per year.

We consider the total compensation (earned or potentially available) of each of the named executive officers and the other officers in establishing each element of compensation. As part of our compensation review process we conduct a total compensation or “Tally Sheet” review with the Compensation Committee for each of our officers in which we review all elements of compensation, including base salary, annual incentives, long-term incentive grants, perquisites, health benefits and retirement and termination benefits. This review includes a consideration of amounts to be paid and other benefits accruing to our officers upon their retirement or other termination of employment. We consider the potential outcomes of annual incentives and long-term incentive grants under a variety of scenarios from low to high performance. We also review the officers’ current balances in various compensation and benefit plans. Based upon the results of this analysis we concluded that our compensation programs are in line with our compensation philosophy and provide an appropriate range of outcomes.

We do not believe our compensation program encourages our executives to take excessive risk. Our ICP provides a balance among revenue, earnings, cash flow and asset performance, limiting the effect of over-performance in one area at the expense of others. Additionally, payouts under our ICP are capped at twice the individual’s ICP target, limiting excessive rewards for short-term results. The Compensation Committee can reduce or withhold the incentive if it determines that the executive has caused the Corporation to incur excessive risk. Moreover, the majority of the total direct compensation for our executives is in the form of long-term incentives. We believe our mix of equity vehicles appropriately motivates long-term performance. In addition, the majority of equity vests over a period of several years with performance shares and restricted stock vesting at three years. We also have stock ownership guidelines for our named executive officers, which encourage a long term view. In September 2009, the Corporation entered into letter agreements with Mr. Nosbusch as CEO and Mr. Crandall as CFO with respect to the reimbursement (or claw-back) of certain compensation. If we are required to restate any financial statements for periods from and after fiscal 2009 due to a material non-compliance with any financial reporting requirement under the securities laws, Messrs. Nosbusch and Crandall have agreed to reimburse the Corporation for any incentive- or equity-based compensation received during the 12 months following the public filing of such financial statements with the SEC. Incentive compensation subject to the claw-back includes: ICP, equity-based compensation received, profits realized from the sale of securities of the Corporation, and other incentive-based compensation. The Committee will have the ability to exercise its discretion to enforce the agreements to reimburse the Corporation to the extent that it deems appropriate in light of all of the circumstances regarding the restatement.

We review the amounts of prior equity grants held by our officers, but do not take these values into account in determining future long-term incentive grants for the following reasons:

•	we want to encourage long-term holding of equity grants, rather than encourage early sales in order to receive future grants;

•	the value of prior equity grants varies from year to year;

•	we have stock ownership guidelines for our officers that require officers to hold an amount of equity we believe sufficient to align the financial interests of our officers with those of our shareowners;

•	our officers are not allowed to sell equity, net of taxes, if they are not above our ownership guidelines; and

•	we want to continue to provide additional incentives for increasing shareowner value.

In making recommendations and determinations regarding each of our officers’ compensation, the Compensation Committee and the CEO also consider internal comparisons to the compensation we pay to our other executives.

Role of Management.  The Compensation Committee assesses the performance of the CEO and sets the CEO’s compensation in executive session without the CEO present. The CEO reviews the performance of our other officers, including the named executive officers, with the Compensation Committee and makes recommendations regarding each element of their compensation for the Compensation Committee’s review and approval. The Compensation Committee and the CEO are assisted in their review by Towers Perrin, the Senior Vice President, Human Resources and the Vice President, Compensation & Benefits. The other named executive officers do not play a role in their own compensation determination other than discussing their performance with the CEO.

Elements of Compensation

Base Salary

We set base salaries for our officers generally at the median of the Major Companies, using regression analyses developed by the Survey Providers based on our sales. However, the Compensation Committee may deviate from the median in setting base salaries based on the scope of the individual’s responsibilities and more subjective factors, such as the Compensation Committee’s (and the CEO’s in the case of other officers)

assessment of the officer’s individual performance and expected future contributions and leadership. The Compensation Committee reviews base salaries for our officers every year.

In March 2009, as a result of the deterioration in market conditions, the Corporation announced to its employees the following actions:

•	it was anticipated that there would be no ICP payouts;

•	suspension of the Corporation matching contributions to the savings plans in the U.S.; and

•	three unpaid days off in each of the third and fourth quarters of fiscal 2009, or for U.S exempt employees, a 4.6% salary reduction in exchange for additional time off.

Our senior management believes they should show leadership in responding to market conditions and accordingly, instead of a 4.6% salary reduction, Mr. Nosbusch asked the Committee to reduce his salary by 20%. Messrs. Crandall, Eisenbrown, Hagerman, Ruff and other direct reports to the CEO asked the Committee to reduce their salaries by 10%. Effective April 13, 2009, the Committee approved their requests.

Annual Incentive Compensation

Our annual incentive compensation plans (ICP) are designed to reward our executives for achieving Corporation and business segment results and for individual performance. Under our ICP, we establish for each executive at the start of each fiscal year an incentive compensation target equal to a percentage of the individual’s base salary. The target for annual incentive compensation is generally the median of the Major Companies, using regression analyses developed by the Survey Providers based on our sales. Actual incentive compensation payments under our ICP may be higher or lower than the incentive compensation target based on financial, operating and individual performance as described below.

In the early part of each fiscal year, the CEO reviews with the Compensation Committee, and the Compensation Committee establishes, financial and operating goals for the fiscal year for purposes of our ICP. These goals include:

•	measurable financial and operating goals with respect to our overall performance; and

•	for certain officers engaged in our business segments, measurable financial goals with respect to the performance of those business segments.

Each year, the Compensation Committee allocates a weighting of the target incentive compensation among the various goals that it establishes.

After the end of the fiscal year, the Compensation Committee and the CEO evaluate our performance and the performance of our business segments and consider the results against the pre-established goals. As a starting point, target amounts under our ICP are generally earned if we achieve our financial and operating goals for the year. For fiscal 2009, the Compensation Committee, in its discretion, determined the payout levels for performance above or below the pre-determined goals after considering:

•	actual fiscal 2009 performance compared to fiscal 2009 performance goals;

•	currency fluctuations;

•	changes in the manufacturing economy; and

•	other factors the Compensation Committee deemed to be important.

Awards to each officer under our ICP may be adjusted based on the Compensation Committee’s assessment (and except in the case of the CEO, based on the CEO’s recommendation) as to the individual’s achievement of individual goals and objectives and certain more subjective assessments of leadership acumen and the individual’s expected future contributions. Accordingly, while achieving our financial and operating goals is extremely important in determining our annual incentive compensation, the Compensation Committee maintains discretion to adjust annual incentive compensation upward or downward, notwithstanding achievement of these goals.

Under our Annual Incentive Compensation Plan for Senior Executive Officers (“Senior ICP”), which applies to the CEO and our four other most highly compensated officers, annual incentive compensation payments to those officers in total may not exceed 1% of our applicable net earnings (as defined in that plan) with the CEO’s maximum payment not to exceed 35% of the available funds, and each of the other four officers’ maximum payouts not to exceed 15% of the available funds.

The annual incentive compensation for Messrs. Nosbusch, Crandall and Hagerman is based upon our overall performance and the annual incentive compensation for Mr. Eisenbrown and Mr. Ruff is based upon a combination of our overall performance and the performance of their segments.

The following table shows our principal 2009 financial goals used for determining awards under our ICP for fiscal 2009 and our performance against those goals:

ICP FACTORS

					Return on Invested		Segment
	Sales(1)		EPS(2)		Capital(3)		Operating Earnings(4)		Free Cash Flow(5)
	Goal	Performance	Goal	Performance	Goal	Performance	Goal	Performance	Goal	Performance
Corporation	$5,266.0 million	$4,366.4 million	$3.35	$1.69	18.9%	10.7%			$413.0 million	$430.8 million

Architecture & Software	$2,188.0 million	$1,741.3 million					$457.0 million	$244.8 million

Control Products and Solutions	$3,078.0 million	$2,625.1 million					$369.0 million	$213.6 million

(1)	Sales for the Corporation are for continuing operations only and exclude the effect of changes in currency exchange rates ($49.6 million) and acquisitions ($15.7 million). Sales for Architecture & Software exclude the effect of changes in currency exchange rates ($17.8 million). Sales for Control Products & Solutions exclude the effect of changes in currency exchange rates ($31.8 million) and acquisitions ($15.7 million). We use sales excluding the effect of changes in currency exchange rates and acquisitions as one measure to monitor and evaluate our performance. We determine the effect of changes in currency exchange rates, for this internal performance measure, by translating the respective period’s sales using currency exchange rates that were incorporated into our 2009 annual operating plan. We determine the effect of acquisitions by excluding sales in the current year of businesses acquired during the year for which there are no sales in our 2009 annual operating plan.

(2)	Earnings per share are diluted earnings per share from continuing operations excluding special items, restructuring costs not included as part of the 2009 annual operating plan, and acquisitions. The Corporation’s earnings per share performance amount of $1.69 is calculated as follows: (a) diluted earnings per share from continuing operations of $1.53 plus (b) special items recorded during 2009 of ($0.02) per diluted share plus (c) restructuring charges not included as part of the 2009 annual operating plan of $0.17 per diluted share plus (d) acquisition impact not included as part of the 2009 annual operating plan of $0.01 per diluted share.

(3)	For a complete definition and explanation of our calculation of return on invested capital, see Supplemental Financial Information on page 54.

(4)	Architecture & Software Segment Operating Earnings exclude the unfavorable effect of changes in currency exchange rates ($0.3 million) and restructuring costs not included as part of the 2009 annual operating plan ($21.5 million). Control Products & Solutions Segment Operating Earnings exclude the favorable effect of changes in currency exchange rates ($6.4 million), and the unfavorable effect of acquisitions ($1.7 million) and restructuring costs not included as part of the 2009 annual operating plan ($11.6 million). Information regarding how we define segment operating earnings is set forth in note 18, Business Segment Information, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

(5)	We calculated the $430.8 million in free cash flow performance, an internal performance measure, as cash provided by continuing operating activities ($526.4 million), plus excess income tax benefit from share-based compensation ($2.4 million), minus capital expenditures ($98.0 million). We account for share-based compensation under U.S. GAAP which requires that we report excess tax benefits related to share-based compensation as a financing cash flow rather than as an operating cash flow. We have added this benefit back to our calculation of free cash flow in order to generally classify cash flows arising from income taxes as operating cash flows. Our definition of free cash flow for this internal performance measure also takes into consideration the capital investment required to maintain the operations of our businesses and execute our strategy. We use free cash flow as one measure to monitor and evaluate performance. Our definition of free cash flow may differ from definitions used by other companies.

The Compensation Committee determined based upon the performance compared to the sales and EPS goals, that no fiscal 2009 ICP should be awarded. However, the Compensation Committee noted that fiscal 2009 was far more challenging than originally expected due to the severity of the global recession and believes that management performed very well during fiscal 2009 in anticipating the changing market environment and taking appropriate cost actions.

Long-Term Incentives

The principal purposes of our long-term incentives are to reward management for creating shareowner value and to align the financial interests of management with shareowners. Our long-term incentive awards are designed to reward the increase in both absolute and relative shareowner value. Our annual long-term incentive awards for executives include a combination of stock options, performance shares and restricted stock.

We grant annual long-term incentive awards with an aggregate anticipated value that is generally set between the 50th and 75th percentile of the Major Companies participating in the Towers Perrin executive compensation database, using a regression analysis developed by Towers Perrin based on our sales (the Hewitt Associates executive compensation database does not provide a regression analysis on long-term equity incentives). For fiscal 2009 we calculated the number of options, performance shares and shares of restricted stock based on the anticipated value of these grants using the 3-month average of our stock price prior to November 13, 2009. We used this approach to avoid single day anomalies in our stock price when determining the anticipated value of the long-term incentive grants and to provide an equal time period before the end of the previous fiscal year and after the start of the new fiscal year. The actual value of the grants to our executives may be higher or lower based upon the stock price on the day of the grant, and the ultimate amount realized by the executives from the grants.

We generally make long-term incentive grants near the beginning of each fiscal year at the same time the Compensation Committee performs its annual management performance evaluation and takes other compensation actions. Annual equity grants for officers occur on the same dates as our annual equity grants for our other professional and managerial employees, which in fiscal 2009 was the date of the Compensation Committee’s December meeting. As the grant date for our annual long-term incentive awards generally occurs at a Compensation Committee meeting held in the first quarter of our fiscal year, the grant date is effectively set approximately one year in advance when all Compensation Committee meetings for the next year are scheduled. We do not grant equity awards in anticipation of the release of material non-public information. Similarly, we do not time the release of information based on equity award grant dates.

The CEO recommends to the Compensation Committee the equity grants for other executives, and the Compensation Committee approves all equity grants for executives. We also at times award equity grants to new executives as they are hired or promoted during the year. These grants are approved by the Compensation Committee, and the grant date is the date the Compensation Committee approves the grant or, if later, the start date for a new executive.

In fiscal 2009 we did not adjust our approach to equity grants as a result of the economic crisis; however, we expected market data to show lower values of long-term incentives granted at other companies in 2009 and as a result we lowered the value of our long-term incentive grants to our named executive officers in 2009. As a result of this decision and our lower stock price, the grant date fair market value of the fiscal 2009 long-term incentive grants (determined in the manner described in the Grants of Plan-Based Awards Table) decreased an average of 16.2% from the grant date fair market value of the fiscal 2008 grants. Our equity grants to vice presidents and above continued to have three components. We targeted stock options at approximately 5/8 of the anticipated value of the long-term incentive grant, performance shares at approximately 1/4 of the anticipated value of the grant and restricted stock at approximately 1/8 of the anticipated value of the grant. We determined this allocation of equity vehicles taking into account a review of approximately 233 Fortune 500 companies that had filed proxy statements as of March 31, 2008. This review was conducted by Towers Perrin. Compared to this review, we grant a greater percentage of our long-term incentives as stock options and performance shares than market practice because we believe that a greater proportion of long-term incentives should depend on an increase in shareowner value.

Options:  We believe that stock options are an appropriate vehicle to reward management for increases in shareowner value, as they provide no value if share price does not increase. Our stock option grants vest in 1/3 increments at one, two and three years from the grant date and have a 10 year life. The exercise price of all stock option grants is the fair market value of our stock at the close of trading on the date of the grant. Our long-term incentives plan does not allow us to reprice stock options. During fiscal 2009, stock options equal to approximately 2.0% of the average outstanding shares during the year were granted to executives and other employees. Total options outstanding at the end of fiscal 2009 were approximately 7.1% of outstanding shares at end of fiscal 2009. The Compensation Committee takes these figures into account when determining the annual stock option grant.

Performance Shares:  Performance shares are designed to reward management for our relative performance compared to the performance of companies in the S&P 500 Index over a three-year period. The payout in respect of performance shares granted in December 2007, December 2008, and December 2009 will be made in shares of our common stock or cash, and will range from zero to 200% of the target number of shares awarded based on our total shareowner return compared to the performance of companies in the S&P 500 Index over a three-year period. The payouts will be at zero, the target amount and the maximum amount if our total shareowner return is equal to or less than the 30th percentile, equal to the 60th percentile and equal to or greater than the 75th percentile of the total shareowner return of companies in the S&P 500 Index, respectively, over the applicable three-year period, with the payout interpolated for results between those percentiles. If performance shares are earned and total shareowner return is negative, the amount of shares earned will be reduced by 50%.

For the performance period from October 1, 2006 to September 30, 2009, we had a TSR of -17.7% (including the value of reinvested dividends), which equated to the 38th percentile of the companies in the S&P 500 Index. This resulted in an 87% reduction in the number of performance shares paid out as compared to the target amount. The starting price for this performance period of $56.45 was based on the 20-day average trading price prior to October 1, 2006 and the ending price of $42.95 was based on the 20-day average trading price prior to October 1, 2009.

Restricted Stock:  We grant restricted shares primarily in order to retain high quality executives throughout a business cycle. Accordingly, restricted shares generally do not vest until three years after the grant date.

Perquisites

During fiscal 2009, our officers received a limited perquisite package that included personal liability insurance, an annual physical and tax gross-ups on personal liability insurance and FICA tax due on the Corporation matching contributions to certain non-qualified plans (which tax gross-ups will be eliminated effective January 1, 2010). Upon retirement, officers may elect to continue the personal liability insurance coverage at their own expense.

Other

With regard to other benefits, our officers receive the same benefits as other eligible U.S. salaried employees. They participate on the same basis as other eligible U.S. salaried employees in:

•	our health and welfare plans, pension plan and 401(k) savings plan;

•	our non-qualified pension and savings plans (these plans use the same formulas as our qualified plans and provide benefits that may not be paid under our qualified plans due to Internal Revenue Code limitations); and

•	our deferred compensation plan (this plan offers investment measurement options similar to those in our 401(k) savings plan and does not have any guaranteed rates of return).

Compensation Deductibility

Internal Revenue Code Section 162(m) provides that we may not deduct in any taxable year compensation in excess of $1 million paid in that year to our chief executive officer and our other three most highly compensated executive officers, other than the chief financial officer, unless the compensation is “performance based.” Grants of stock options, performance shares and awards under our Senior ICP are considered “performance based” compensation for this purpose. Base salaries, restricted stock awards and other annual incentive compensation awards do not qualify as “performance based” compensation for this purpose. With the exception of a portion of the restricted stock granted to Mr. Nosbusch, we do not anticipate that any portion of our fiscal 2009 compensation to the named executive officers covered by Section 162(m) will exceed the deductibility limitations of Section 162(m).

Change of Control and Severance Agreements

We do not have employment contracts with any officers. However, in November 2007, we entered into change of control agreements with Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and Ruff and certain other officers. There are two main purposes of these agreements.

•	First, they provide protection for the executive officers who would negotiate any potential acquisitions of the Corporation, thus encouraging them to negotiate a good outcome for shareowners, without concern that their negotiating stance will put at risk their financial situation immediately after an acquisition.

•	Second, the agreements seek to ensure continuity of business operations during times of potential uncertainty, by removing the incentive to seek other employment in anticipation of a possible change of control.

In short, they seek to ensure that we may rely on key executives to continue to manage our business consistent with the Corporation’s best interests despite concerns for personal risks. We do not believe these agreements encourage our executives to favor or oppose a change of control. We believe these agreements strike a balance that the amounts are neither so low to cause an executive to oppose a change of control nor so high as to cause an executive to favor a change of control. For a description of these change of control agreements, see “Potential Payments Upon Termination or Change of Control.”

In the case of terminations other than those to which our change of control agreements apply, we have no severance agreements in place. However, in the past we have at times entered into severance agreements with executives upon termination of their employment with the terms and conditions depending upon the individual circumstances of the termination, the transition role we expect from the executive and our best interests.

Executive Stock Ownership

We believe our focus on “pay for performance” is sharpened by aligning closely the financial interests of our officers with those of shareowners. Accordingly, we have set the following minimum ownership guidelines for our named executive officers. These guidelines must be met within 5 years after becoming an officer.

Common Stock
Market Value
(Multiple of
Base Salary)

Chief Executive Officer	5
Senior Vice Presidents	3

Shares owned directly (including restricted shares) or through our savings plans (including share equivalents under our non-qualified savings plans) and the after-tax value of vested unexercised stock options are considered in determining whether an officer meets the guidelines, except that no more than 50% of the guidelines can be met by the after-tax value of vested unexercised stock options. At September 30, 2009, the five named executive officers owned an aggregate of 458,840 shares (including share equivalents under our non-qualified savings plans) of our common stock, with an aggregate market value of $19.6 million. As of September 30, 2009, four of the named executive officers met the guidelines. The named executive officer who did not meet the guideline had previously met the guideline on December 31, 2007 and has not sold any shares since that time. With the increase in our share price since September 30, 2009, that named executive officer meets the guideline as of the date of this proxy statement. If a named executive officer subject to the guidelines does not make appropriate progress to meet the guidelines, the named executive officer’s future long-term incentive grants may be adversely affected.

Compensation of the Chairman of the Board and Chief Executive Officer

At Mr. Nosbusch’s request, the Compensation Committee did not increase his base salary of $1,040,000 in the December 2008 review of his compensation. The Committee considered the market value for CEOs,

Mr. Nosbusch’s salary as a multiple of the other named executive officers and our merit plan for other employees. Mr. Nosbusch’s base salary was positioned near the median for CEOs as compared to the Major Companies using regression analyses developed by the Survey Providers based on our sales. As we implemented cost savings actions in the second half of fiscal 2009, Mr. Nosbusch asked the Committee to reduce his salary by 20% instead of the 4.6% salary reduction other employees were receiving. Our senior management believes they should show leadership in responding to market conditions and accordingly effective April 13, 2009, the Committee approved his request. His total annual compensation continues to depend significantly on incentive compensation tied to the Compensation Committee’s assessment of his and our performance.

Near the beginning of fiscal 2009, in light of the anticipated lower financial performance, we granted to Mr. Nosbusch options for 238,700 shares, 14,200 restricted shares and 33,500 performance shares. Consistent with our executive compensation philosophy, the anticipated value of this grant was in the lower portion of the corridor between the 50th and 75th percentile of long-term incentives grants to CEOs of the Major Companies using the regression analysis developed by Towers Perrin based on our sales. In determining these grants, the Compensation Committee considered:

•	information on Mr. Nosbusch’s total compensation compared to the total compensation of CEOs of the Major Companies in the Survey Providers compensation databases, using regression analyses developed by the Survey Providers based on our sales. For long-term incentives the results of the Towers Perrin database were used for conducting the comparison. The data showed that Mr. Nosbusch’s total compensation and long-term incentives compensation are consistent with our compensation philosophy and are largely based on performance;

•	our expectation that market data would show lower values of long-term incentives granted at other companies in 2009;

•	internal comparisons with the other named executive officers. Mr. Nosbusch’s pay relative to the other named executive officers is in line with the survey data of CEOs to other named executive officers of the Major Companies in the Survey Providers database using the regression analyses developed by the Survey Providers based on our sales. Mr. Nosbusch’s pay is higher than the other named executive officers due to his greater level of responsibility and accountability;

•	historical information regarding Mr. Nosbusch’s long-term compensation opportunities. This information indicated that Mr. Nosbusch’s long-term compensation opportunities have yielded significant realized and unrealized value for Mr. Nosbusch, particularly with respect to equity awards. The value is a product of Mr. Nosbusch’s long service to the Corporation, the fact that he has held his equity awards rather than cashing them in, and most importantly, the value of his equity awards has varied along with the returns to our shareowners. We believe this is in line with the creation of shareowner value objective of our pay for performance philosophy; and

•	Mr. Nosbusch’s past and expected future contributions to our long-term performance. The Compensation Committee concluded that Mr. Nosbusch has contributed significantly to our growth and profitability and is expected to continue to contribute to our success for the benefit of shareowners, customers and other stakeholders.

The grant date fair market value of these awards to Mr. Nosbusch in fiscal 2009 was $3,332,949, which was down 24.3% from the grant date fair market value of $4,403,352 of the equity awards granted to Mr. Nosbusch in fiscal 2008, which amounts were determined using the valuation method described in the Grants of Plan-Based Awards Table. These amounts differ from the amounts in the Summary Compensation Table, which amounts represent the expense we recognized for all outstanding awards for the fiscal year in accordance with U.S. GAAP, except that, pursuant to SEC rules, those amounts exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts in the Summary Compensation Table include awards granted in previous years.

In determining Mr. Nosbusch’s annual incentive compensation for fiscal 2009, the Compensation Committee concluded that under his leadership the Corporation had performed well in light of the difficult economic environment. However, the Committee did not award any ICP awards based on the overall financial performance relative to the goals set even though the Committee attributed the primary reason for the Corporation not achieving its goals to the economic environment rather than the performance by management.

The following line graph compares the cumulative total shareowner return on our common stock against the cumulative total return of the S&P 500 Index for the period of five years from October 1, 2004 to September 30, 2009, assuming in each case a fixed investment of $100 at the respective closing prices on September 30, 2004 and reinvestment of all dividends. Our 5-year performance outpaces the S&P 500.

Comparison of Five-Year Cumulative Total Return

Rockwell Automation and S&P 500 Index

The cumulative total returns on Rockwell Automation common stock and the S&P 500 Index as of each September 30, 2004-2009 plotted in the above graph are as follows:

	10/1	9/30	9/30	9/30	9/30	9/30
	2004	2005	2006	2007	2008	2009

Rockwell Automation*	$100.00	$138.73	$154.57	$188.20	$103.23	$122.24
S&P 500 Index	100.00	112.25	124.37	144.81	112.99	105.19
Cash dividends per common share	0.66	0.78	0.90	1.16	1.16	1.16

* Includes the reinvestment of all dividends in our common stock

We believe the returns to shareowners shown in this graph indicate that our pay-for-performance philosophy and our emphasis on long-term incentives are well in line with the interests of shareowners, and that Mr. Nosbusch’s compensation is appropriate given both the fiscal 2009 and long-term performance of our company.

Compensation of Other Named Executive Officers

Instead of the 4.6% salary reduction that all employees received, Messrs. Crandall, Eisenbrown, Hagerman, Ruff, and other direct reports to the CEO asked the Compensation Committee to reduce their base salaries by 10%. The Compensation Committee approved their request effective April 13, 2009.

In determining the compensation for Messrs. Crandall, Eisenbrown, Hagerman and Ruff we considered:

•	the market data for their positions;

•	internal equity between each named executive officer and our other officers; and

•	our performance and the performance of their organizations (where applicable) as well as their performance compared to their operating and leadership objectives.

Our executives’ base salaries were reviewed at the start of fiscal 2009. We did not grant salary increases at that time to any of our named executive officers with the exception of Mr. Ruff, whose pay was below market following his promotion in October 2007. In December 2008, Mr. Ruff’s salary was increased to $500,000. In April 2009, at the request of management, salaries were reduced 10% for the direct reports to the CEO. The salaries for Messrs. Crandall, Eisenbrown, Hagerman and Ruff were decreased to $488,610, $483,210, $444,150 and $450,000, respectively.

At the beginning of fiscal 2009, Messrs. Crandall, Eisenbrown, and Ruff were each granted options for 69,600 shares, 4,200 restricted shares and 9,800 performance shares, and Mr. Hagerman was granted options for 55,300 shares, 3,300 restricted shares and 7,800 performance shares. Consistent with our executive compensation philosophy, in determining these grants, we considered:

•	information on the officers’ total compensation compared to the compensation of similar positions at the Major Companies in the Towers Perrin executive compensation database, using a regression analysis developed by Towers Perrin based on our sales;

•	internal comparisons with other officers;

•	historical information regarding their long-term compensation opportunities; and

•	past and expected future contributions to our long-term performance.

The grant date fair market values of these awards was down 14.1% on average from the grant date fair market value of equity awards granted in fiscal 2008 (with grant date fair market value determined in the manner described in the Grants of Plan-Based Awards Table) and differ from the amounts in the Summary Compensation Table as described above.

Based upon the performance compared to the financial goals, the Compensation Committee determined that no fiscal 2009 ICP should be awarded. We provided no relief to offset the zero payout for fiscal 2009 ICP.

Changes in Compensation Program for Fiscal 2010

Base Salary

The salaries for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and Ruff have not been increased for fiscal 2010. Their salaries continue to reflect the 20% reduction for Mr. Nosbusch and the 10% reduction for the other named executive officers implemented in April 2009, and may be restored to their former level when salaries are restored for other employees.

Annual Incentive Compensation

The Compensation Committee considered the uncertainty related to the current economic situation in determining the ICP structure for fiscal 2010 and decided to continue the same approach as fiscal 2009. For fiscal 2010, the ICP financial measures will remain the same (sales, EPS, free cash flow and ROIC or segment operating earnings). In establishing the fiscal 2010 ICP goals and target compensation levels, the Compensation Committee considered the uncertainty related to an economic recovery and currency exchange rate volatility. Target amounts will generally be earned under our ICP if we achieve our financial goals for the year. The Compensation Committee, in its discretion, will determine the payout levels for performance above or below the pre-determined goals after considering:

•	actual fiscal 2010 performance compared to fiscal 2010 performance goals;

•	currency fluctuations;

•	changes in the manufacturing economy;

•	overall economic environment;

•	free cash flow conversion; and

•	other factors the Compensation Committee deems to be important.

Long-Term Incentives

For the fiscal 2010 grants, the overall structure of our long-term incentive program remains unchanged from fiscal 2008 and fiscal 2009 (stock options, performance shares and restricted stock, with value allocated generally in the same proportions as in fiscal 2008 and fiscal 2009). We calculated the number of options, performance shares and shares of restricted stock using the 3-month average of our stock price prior to November 13, 2009. This affects only the number of options, performance shares and shares of restricted stock that are granted, not the exercise price, which continues to be the closing price on the date of the grant. We expect the value of these grants will be on average near the median of the Major Companies.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation earned by each of the named executive officers for the fiscal years ended September 30, 2009, 2008 and 2007.

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards(1)	Awards(2)	Compensation(3)	Earnings(4)	Compensation(5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Keith D. Nosbusch	2009	941,977	0	1,857,371	1,936,433	0	2,447,238	63,170	7,246,189
President & Chief	2008	1,030,840	0	2,006,525	2,320,657	561,600	1,611,617	63,820	7,595,059
Executive Officer	2007	982,692	0	1,343,233	2,151,801	1,100,000	2,050,625	68,093	7,696,444

Theodore D. Crandall	2009	517,315	0	517,005	635,462	0	415,591	26,154	2,111,527
Senior Vice President	2008	531,931	0	534,334	1,073,140	183,200	210,172	25,371	2,558,148
& Chief Financial Officer	2007	478,846	0	342,111	763,896	350,000	254,082	66,281	2,255,216

Steven A. Eisenbrown	2009	511,598	0	520,578	556,592	0	620,962	26,033	2,235,763
Senior Vice	2008	527,305	0	570,902	631,318	174,500	317,776	25,813	2,247,614
President	2007	481,154	0	378,679	592,792	311,000	364,129	65,620	2,193,374

Douglas M. Hagerman	2009	470,243	0	415,614	474,772	0	117,462	22,799	1,500,890
Senior Vice President,	2008	483,538	0	464,679	547,950	166,600	10,386	23,270	1,696,423
General Counsel & Secretary	2007	446,077	0	343,435	711,848	300,000	68,829	60,748	1,930,937

Robert A. Ruff(6)	2009	454,215	0	390,283	534,237	0	500,536	25,397	1,904,668
Senior Vice President

(1)	This column represents the expense we recognized for all outstanding restricted stock and performance shares for financial statement reporting purposes for the fiscal year in accordance with U.S. GAAP, except that pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts in this column include awards granted in the applicable fiscal year and in previous years. Amounts we recognized under U.S. GAAP have been determined using the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009. The amounts shown do not correspond to the actual value that may be realized by the named executive officers. For additional information on awards made in fiscal 2009, see the Grants of Plan-Based Awards Table and Outstanding Equity Awards Table.

(2)	This column represents the expense we recognized for outstanding stock option awards for financial statement reporting purposes for the fiscal year in accordance with U.S. GAAP, except that pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts in this column include awards granted in the applicable fiscal year and in previous years. Since Messrs. Nosbusch, Crandall, Eisenbrown and Ruff are eligible for retirement, under U.S. GAAP, their options have been expensed over the 12-month period from the date of grant as opposed to being expensed over the vesting period of the award. Additionally, we recognized the remaining expense associated with Mr. Crandall’s 2006 and 2007 option grants in fiscal 2008 as Mr. Crandall became eligible for retirement during fiscal 2008. Amounts we recognized under U.S. GAAP have been determined using the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009. The amounts shown do not correspond to the actual value that may be realized by the named executive officers. For additional information on options granted in fiscal 2009, see the Grants of Plan-Based Awards Table and Outstanding Equity Awards Table.

(3)	This column represents amounts paid under our ICP for services performed in the fiscal year. For more information about our ICP, see the “Compensation Discussion and Analysis” and Grants of Plan-Based Awards Table.

(4)	We do not pay “above market” interest on non-qualified deferred compensation; therefore, this column reflects changes in pension values only. The changes in pension value amounts represent for fiscal 2009 the difference from June 30, 2008 (the measurement date for 2008) to September 30, 2009 (the measurement date for 2009), for 2008 the difference from June 30, 2007 (the measurement date for 2007) to June 30, 2008 and for 2007 the difference from June 30, 2006 (the measurement date for 2006) to June 30, 2007 in the actuarial present value of the named executive officers’ accrued pension benefit at their unreduced retirement age under our qualified and non-qualified pension plans. For additional information, including the assumptions used to calculate these amounts, see the Pension Benefits Table.

(5)	This column represents the Corporation matching contributions for the named executive officers under our savings plans and, for Mr. Eisenbrown, under our deferred compensation plan; the amount of matching contributions made on December 2, 2009 under the voluntary non-elective contribution of 1.69% of salaries under our savings plans for all U.S. based employees, which was accrued for in fiscal 2009; the amount of tax gross-ups paid to the named executive officers, cash dividends paid on restricted stock held; and, for fiscal 2007, the incremental cost to the Corporation of perquisites received by the named executive officers. The aggregate amount of personal benefits and perquisites (such as tickets to cultural and sporting events, recreational activities at Board retreats, and spouse travel and recreational activities at Board retreats and certain customer and employee events) provided to each named executive officer during fiscal 2009 and 2008 are less than $10,000 and, therefore, are not included in All Other Compensation. The Corporation matching contributions to the savings plans was suspended for all plan participants effective April 24, 2009. The Compensation Committee resolved to eliminate effective January 1, 2010 the tax gross-ups on personal liability insurance and FICA tax due on the Corporation matching contributions to the non-qualified savings plan and, for Mr. Eisenbrown, to the deferred compensation plan.

(6)	Mr. Ruff first became a named executive officer for fiscal 2009.

ALL OTHER COMPENSATION TABLE

The following table describes each element of the All Other Compensation column in the Summary Compensation Table for fiscal 2009.

	Value of Company
	Contributions to	Tax Gross-up	Dividends on
	Savings Plans(1)	Payments(2)	Restricted Stock(3)	Total
Name	$	$	$	$

Keith D. Nosbusch	$28,763	$1,521	$32,886	$63,170

Theodore D. Crandall	15,441	1,375	9,338	26,154

Steven A. Eisenbrown	15,354	1,341	9,338	26,033

Douglas M. Hagerman	14,036	1,368	7,395	22,799

Robert A. Ruff	13,528	1,351	10,518	25,397

(1)	This column includes the Corporation matching contributions to the named executive officers’ 401(k) savings plan and non-qualified savings plan accounts and, for Mr. Eisenbrown, to his deferred compensation plan account. This is consistent with the practice we use for all eligible employees. The Corporation matching contributions to the savings plans was suspended for all plan participants effective April 24, 2009. On December 2, 2009, the Corporation made a voluntary non-elective contribution of 1.69% of salaries to the savings plans for all U.S. based employees, which was accrued for in fiscal 2009.

(2)	This column represents amounts reimbursed to the named executive officers for the payment of taxes related to personal liability insurance and, consistent with the practice for all eligible employees, amounts for FICA tax due on Corporation matching contributions to the nonqualified savings plan and, for Mr. Eisenbrown, to the deferred compensation plan. The Compensation Committee resolved to eliminate effective January 1, 2010 the tax gross-ups on personal liability insurance and FICA tax due on the Corporation matching contributions to the non-qualified savings plan and for Mr. Eisenbrown, the deferred compensation plan.

(3)	This column represents cash dividends paid on restricted shares held by the named executive officers that were not factored into the grant date fair value of the restricted shares.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards made to the named executive officers in fiscal 2009.

										All Other	All Other		Grant
				Estimated			Estimated			Stock	Option		Date
				Possible Payouts			Future Payouts			Awards(4):	Awards(5):	Exercise	Fair Value
				Under Non-Equity Incentive			Under Equity Incentive			Number of	Number of	or Base	of Stock
			Compensation	Plan Awards(1)			Plan Awards(2)			Shares of	Securities	Price	and
			Committee							Stock or	Underlying	of Option	Option
			Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards(6)	Awards(7)
Name	Grant Type	Grant Date	Date(3)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)		(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Keith D. Nosbusch	Incentive Compensation	12/3/2008	12/3/2008	0	832,000	1,664,000
	Performance Shares	12/3/2008	12/3/2008				0	33,500	67,000				1,065,970
	Restricted Shares	12/3/2008	12/3/2008							14,200			417,054
	Stock Options	12/3/2008	12/3/2008								238,700	29.37	1,849,925
Theodore D. Crandall	Incentive Compensation	12/3/2008	12/3/2008	0	305,381	610,762
	Performance Shares	12/3/2008	12/3/2008				0	9,800	19,600				311,836
	Restricted Shares	12/3/2008	12/3/2008							4,200			123,354
	Stock Options	12/3/2008	12/3/2008								69,600	29.37	539,400
Steven A . Eisenbrown	Incentive Compensation	12/3/2008	12/3/2008	0	302,006	604,012
	Performance Shares	12/3/2008	12/3/2008				0	9,800	19,600				311,836
	Restricted Shares	12/3/2008	12/3/2008							4,200			123,354
	Stock Options	12/3/2008	12/3/2008								69,600	29.37	539,400
Douglas M . Hagerman	Incentive Compensation	12/3/2008	12/3/2008	0	277,594	555,188
	Performance Shares	12/3/2008	12/3/2008				0	7,800	15,600				248,196
	Restricted Shares	12/3/2008	12/3/2008							3,300			96,921
	Stock Options	12/3/2008	12/3/2008								55,300	29.37	428,575
Robert A . Ruff	Incentive Compensation	12/3/2008	12/3/2008	0	281,250	562,500
	Performance Shares	12/3/2008	12/3/2008				0	9,800	19,600				311,836
	Restricted Shares	12/3/2008	12/3/2008							4,200			123,354
	Stock Options	12/3/2008	12/3/2008								69,600	29.37	539,400

(1)	These columns show the potential value of the cash payout for each named executive officer under the ICP for fiscal 2009 if the target and maximum goals are met. There is established for each named executive officer at the beginning of the year an incentive compensation target equal to a percentage of the individual’s base salary. Base salary was reduced in April 2009. Amounts shown are based on base salary at September 30, 2009. Actual incentive compensation payments under the plan may be higher or lower than the incentive compensation target based on financial, operating and individual performance. Additional information about these performance measures is included in the Compensation Discussion and Analysis. The Compensation Committee has discretion to change the amount of any award irrespective of whether the measures are met. Generally, our earnings per share must exceed a minimum threshold for any payments to be made under the plan. No amounts were paid under the Senior ICP for fiscal 2009 as disclosed in the Summary Compensation Table. For fiscal year 2010, ICP targets as a percentage of base salary remain unchanged from fiscal year 2009 and are 100% for Mr. Nosbusch and 62.5% for each of Messrs. Crandall, Eisenbrown, Hagerman and Ruff. Incentive compensation payments under the Senior ICP may not exceed 1% of our applicable net earnings (as defined in the plan).

(2)	These columns show the threshold, target and maximum payouts under performance shares awarded during fiscal year 2009. The payout in respect of these performance shares will be made in shares of our common stock and/or cash (generally calculated based on the closing price of our common stock on the trading day before the payout), in an amount determined based on the total shareowner return of our common stock, assuming reinvestment of all dividends, compared to the performance of companies in the S&P 500 Index for the period from October 1, 2008 to September 30, 2011, if the individual continues as an employee until the third anniversary of the grant date (subject to provisions relating to the grantee’s death, disability or retirement or a change of control of the Corporation). The payouts will be at zero, the target amount and the maximum amount if our shareowner return is equal to or less than the 30th percentile, equal to the 60th percentile and equal to or greater than the 75th percentile of the total shareowner return of companies in the S&P 500 Index, respectively, over the applicable three-year period, with the payout interpolated for results between those percentiles. We use the 20-trading day average prior to September 30 to determine the starting price and the final TSR. We use this approach to avoid single day anomalies in our share price. The potential value of a payout will fluctuate with the market value of our common stock.

(3)	In fiscal 2009 annual equity grants were made at the Compensation Committee meeting on December 3, 2008.

(4)	This column shows the number of shares of restricted stock granted in fiscal 2009 to the named executive officers. The restricted stock vests on December 3, 2011 (three years from the grant date), provided the individual is still employed by the Corporation on that date. Restricted stock owners are entitled to any cash dividends paid, but are not entitled to any dividends paid in shares until the restricted shares vest. Cash dividends are paid at the Corporation’s regular dividend rate. The grant date fair value of these awards was $29.37 per share computed in accordance with U.S. GAAP and the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our annual report on Form 10-K for the fiscal year ended September 30, 2009.

(5)	This column shows the number of stock options granted in fiscal 2009 to the named executive officers under our 2008 Long-Term Incentives Plan. The options vest and become exercisable in three substantially equal installments beginning on December 3, 2009, one year after the grant date. The grant date fair value of these awards computed in accordance with U.S. GAAP was $7.75 per share. This amount was calculated using the Black-Scholes pricing model and the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our annual report on Form 10-K for the fiscal year ended September 30, 2009.

(6)	This column shows the exercise price for stock options granted, which was the closing price of our common stock on December 3, 2008, the grant date of the options.

(7)	This column shows the aggregate grant date fair value of the performance share awards at target, which was based on $31.82 per share computed in accordance with U.S. GAAP and the assumptions set forth in note 11, Share-Based Compensation, to our audited financial statements included in our annual report on Form 10-K for the fiscal year ended September 30, 2009. The aggregate grant date fair value of the performance share awards at two times the target number of shares was $2,131,940, $623,672, $623,672, $496,392, and $623,672 for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman, and Ruff, respectively.

The Compensation Committee approved the following grants of equity awards to the named executive officers at its December 2009 meeting:

Name	Options	Performance Shares	Shares of Restricted Stock

Keith D. Nosbusch	180,700	25,200	10,100
Theodore D. Crandall	53,200	7,500	3,000
Steven A. Eisenbrown	50,500	7,100	2,900
Douglas M. Hagerman	42,600	6,000	2,400
Robert A. Ruff	53,200	7,500	3,000

The grants were effective December 9, 2009, the day of the Compensation Committee meeting, and the exercise price of the options is the closing price of our common stock on that date. The performance shares and restricted stock grants have terms and conditions that are substantially the same as the grants made in fiscal year 2009. See footnotes 2 and 4 to the Grants of Plan-Based Awards Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides information about equity awards made to the named executive officers that are outstanding as of September 30, 2009.

		Option Awards(1)					Stock Awards
				Equity Incentive					Equity Incentive
				Plan Awards:					Plan Awards:	Equity Incentive
		Number of	Number of	Number of			Number of		Number of	Plan Awards:
		Securities	Securities	Securities			Shares	Market Value of	Unearned	Market or Payout
		Underlying	Underlying	Underlying			or Units of	Shares or Units	Shares, Units or	Value of Unearned
		Unexercised	Unexercised	Unexercised			Stock	of Stock	Other Rights That	Shares, Units or
		Options	Options	Unearned	Option		That Have Not	That Have Not	Have Not	Other Rights That
		EXERCISABLE	UNEXERCISABLE	Options	Exercise Price	Option	Vested(2)	Vested(3)	Vested(4)	Have Not Vested(3)
Name	Grant Date	(#)	(#)	(#)	($)	Expiration Date	(#)	($)	(#)	($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Keith D. Nosbusch	12/3/2008		238,700		29.3700	12/3/2018	14,200	604,920	33,500	1,427,100
	12/5/2007	43,499	87,001		68.0400	12/5/2017	9,000	383,400	21,100	898,860
	12/6/2006	76,933	38,467		63.5900	12/6/2016	8,700	370,620	20,400	869,040
	11/7/2005	145,500			56.3600	11/7/2015
	11/8/2004	300,000			43.9000	11/8/2014
	2/5/2004	100,000			30.8000	2/5/2014
	10/6/2003	146,400			27.7500	10/6/2013
	10/7/2002	118,600			15.5000	10/7/2012
	10/1/2001	117,600			13.4000	10/1/2011
	10/2/2000	301,097			11.6038	10/2/2010

Theodore D. Crandall	12/3/2008		69,600		29.3700	12/3/2018	4,200	178,920	9,800	417,480
	12/5/2007	11,833	23,667		68.0400	12/5/2017	2,500	106,500	5,800	247,080
	12/6/2006	20,933	10,467		63.5900	12/6/2016	2,400	102,240	5,600	238,560
	11/7/2005	36,300			56.3600	11/7/2015
	11/8/2004	70,000			43.9000	11/8/2014
	10/6/2003	55,000			27.7500	10/6/2013

Steven A. Eisenbrown	12/3/2008		69,600		29.3700	12/3/2018	4,200	178,920	9,800	417,480
	12/5/2007	11,833	23,667		68.0400	12/5/2017	2,500	106,500	5,800	247,080
	12/6/2006	20,933	10,467		63.5900	12/6/2016	2,400	102,240	5,600	238,560
	11/7/2005	43,600			56.3600	11/7/2015
	11/8/2004	80,000			43.9000	11/8/2014
	10/6/2003	61,400			27.7500	10/6/2013

Douglas M. Hagerman	12/3/2008		55,300		29.3700	12/3/2018	3,300	140,580	7,800	332,280
	12/5/2007	9,466	18,934		68.0400	12/5/2017	2,000	85,200	4,600	195,960
	12/6/2006	16,733	8,367		63.5900	12/6/2016	1,900	80,940	4,500	191,700
	11/7/2005	36,300			56.3600	11/7/2015
	11/8/2004	67,800			43.9000	11/8/2014
	5/1/2004	7,370			32.6900	5/1/2014

Robert A. Ruff	12/3/2008		69,600		29.3700	12/3/2018	4,200	178,920	9,800	417,480
	12/5/2007	9,466	18,934		68.0400	12/5/2017	2,000	85,200	4,600	195,960
	12/6/2006	8,399	4,201		63.5900	12/6/2016	1,000	42,600	2,300	97,980
	11/7/2005	18,200			56.3600	11/7/2015
	6/2/2005						1,667	71,014
	11/8/2004	35,000			43.9000	11/8/2014
	10/6/2003	22,400			27.7500	10/6/2013

(1)	All options vest 1/3 per year beginning on the first anniversary of the grant date (subject to provisions related to the grantee’s death, retirement or a change of control).

(2)	All restricted stock vests in full on the third anniversary of the grant date (subject to provisions related to the grantee’s death, retirement or a change of control), except for Mr. Ruff’s grant dated June 2, 2005, which vests 1/3 per year beginning on June 2, 2008.

(3)	The market value of the stock awards is based on the closing market price of our common stock as of September 30, 2009, which was $42.60.

(4)	This column shows the target number of performance shares outstanding. The payout can be from 0 to 200% of the target as described in footnote 2 to the Grants of Plan-Based Awards Table. All performance shares will be earned on the third anniversary of the grant date (subject to provisions relating to the grantee’s death, disability or retirement or a change of control). After September 30, 2009, it was determined that the performance shares awarded on December 6, 2006 were earned at 13% of target. The Compensation Committee approved at its November 2009 meeting the payout of such performance shares in shares of our common stock, which resulted in the following number of shares being delivered to the named executive officers:

Shares of Common Stock Delivered in Respect of
Performance Shares Awarded on
Name	December 6, 2006
Keith D. Nosbusch	2,652

Theodore D. Crandall	728

Steven A. Eisenbrown	728

Douglas M. Hagerman	585

Robert A. Ruff	299

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides additional information about stock option exercises and shares acquired upon the vesting of stock awards, including the value realized, during the fiscal year ended September 30, 2009 by the named executive officers.

	OPTION AWARDS			STOCK AWARDS
	Number of Shares
	Acquired on		Value Realized	Number of Shares	Value Realized
	Exercise		on Exercise(3)	Acquired on Vesting	on Vesting(3)
Name	(#)		($)	(#)	($)
(a)	(b)		(c)	(d)	(e)
Keith D. Nosbusch	154,623	(1)	1,744,302	11,200	285,600

Theodore D. Crandall	60,889	(2)	655,193	2,800	71,400

Steven A. Eisenbrown	—		—	3,400	86,700

Douglas M. Hagerman	—		—	2,800	71,400

Robert A. Ruff	—		—	3,067	90,394

(1)	Mr. Nosbusch paid cash for the exercise price of the shares and retained all the shares.

(2)	Mr. Crandall retained 11,468 shares and sold the remaining shares to cover the exercise price and taxes.

(3)	Based on the closing price of our common stock on the NYSE on the exercise date or vesting as applicable.

PENSION BENEFITS TABLE

The following table shows the present value of accumulated benefits as of September 30, 2009 payable to the named executive officers under the Rockwell Automation Pension (Qualified) Plan and Rockwell Automation Non-Qualified Pension Plan based on the assumptions described in Footnote 1 to the Table.

		Number of Years	Present Value of	Payments During Last
		Credited Service	Accumulated Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Keith D. Nosbusch	Rockwell Automation Pension (Qualified) Plan	35	1,260,915	—

	Rockwell Automation Pension (Non-Qualified) Plan	35	11,393,614	—

Theodore D. Crandall	Rockwell Automation Pension (Qualified) Plan	23	410,302	—

	Rockwell Automation Pension (Non-Qualified) Plan	23	1,146,878	—

Steven A. Eisenbrown	Rockwell Automation Pension (Qualified) Plan	34	698,686	—

	Rockwell Automation Pension (Non-Qualified) Plan	34	1,867,723	—

Douglas M. Hagerman	Rockwell Automation Pension (Qualified) Plan	5	72,636	—

	Rockwell Automation Pension (Non-Qualified) Plan	5	198,798	—

Robert A. Ruff	Rockwell Automation Pension (Qualified) Plan	33	748,115	—

	Rockwell Automation Pension (Non-Qualified) Plan	33	1,009,167	—

(1)	These amounts have been determined using the assumptions set forth in note 12, Retirement Benefits, to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and represent the accumulated benefit obligation for benefits earned to date, based on age, service and earnings through the measurement date of September 30, 2009.

The named executive officers participate in two pension plans with the same requirements/benefits as other employees: the Rockwell Automation Pension (Qualified) Plan (the Qualified Pension Plan), which is qualified under the Internal Revenue Code, and the Rockwell Automation Non-Qualified Pension Plan (the Non-Qualified Pension Plan), which is an unfunded, non-tax-qualified plan. The Qualified Pension Plan provides retirement benefits to nearly all U.S. employees of the Corporation. The Non-Qualified Pension Plan provides benefits that may not be paid from the Qualified Pension Plan due to limitations imposed by the Internal Revenue Code on qualified plan benefits. Non-Qualified Pension Plan benefits are provided to any U.S. salaried employee whose benefits are affected by these limits. Our policy with respect to funding our pension obligations is to fund at least the minimum amount required by applicable laws and governmental regulations. We maintain a rabbi trust for our non-qualified plans, including the Non-Qualified Pension Plan, which we will fund in the event there is a change of control of the Corporation.

Although illustration of a present value is required under SEC rules, these executives are not able to receive the present values of their accumulated benefits shown above in a lump sum payment.

Benefits provided by both the Qualified Pension Plan and the Non-Qualified Pension Plan have the same requirements for vesting, which occurs at five years of service. Benefits in both plans are determined using the same formula. Named executive officers do not receive any additional service or other enhancements in determining the form, timing or amount of their benefits.

Normal retirement benefits

•	Normal retirement benefits are payable at age 65 with five years of service.

Early retirement with reduced benefits

•	Reduced early retirement benefits after 10 years of service are payable at the earlier of either:

•	age 55 or older; or

•	75 or more points (age plus credited service equals or exceeds 75).

The reduction for early retirement benefits is determined using an actuarial equivalence with an applicable interest rate and mortality table similar to those used for Social Security purposes. Currently, Messrs. Crandall, Eisenbrown and Ruff have met the eligibility requirements for early retirement with a reduced benefit.

Grandfathered corporate staff as a result of the Rockwell Collins spin

•	Employees of the Corporation hired before January 1, 1993, who were part of our corporate staff at the time of the spin-off of our former Rockwell Collins avionics and communications business on June 29, 2001, are entitled to the benefits under our corporate retirement plan existing at June 29, 2001 if they are higher than our current pension plan.

Mr. Nosbusch currently meets the requirements for an unreduced pension benefit under our corporate retirement plan existing at June 29, 2001 (55 years of age and 85 points (age plus credited service equals 85)). If he continues in our employment until he has 95 points (which would occur in 2010), he will at that time also meet the eligibility requirements to retire with an unreduced pension benefit, before age 62, under our current pension plan. Similar to other grandfathered employees, if this occurs, Mr. Nosbusch may opt for the better of the benefits available under either of the two plans, having qualified for a full benefit under both.

Pension plan formula

•	Pension plan benefits are payable beginning at a named executive officer’s normal retirement date and are determined by the following formula:

•	Two-thirds (66 2/3%) of the participant’s average monthly earnings up to $1,666.67;

•	Multiplied by a fraction, not to exceed 1.00, the numerator of which is the participant’s years of credited service, including fractional years, and the denominator of which is thirty-five (35);

•	Plus 1.50% of the participant’s average monthly earnings in excess of $1,666.67 times the participant’s years of credited service, including fractional years, up to a maximum of thirty-five (35) years;

•	Plus 1.25% of the participant’s average monthly earnings in excess of $1,666.67 times the participant’s years of credited service, including fractional years, in excess of thirty-five (35) years;

•	Less 50% of primary Social Security benefit times a fraction not to exceed 1.00, the numerator of which is the participant’s years of credited service, including fractional years, and the denominator of which is thirty-five (35).

Average monthly earnings represent the monthly average of the participant’s pensionable earnings for the highest five calendar years during the last 10 calendar years while the participant was actively employed. A participant’s earnings used for calculating pension plan benefits (pensionable earnings) include base salary and annual incentive compensation awards. Awards of stock options, restricted stock, performance shares and performance-based long-term cash awards, and all other cash awards are not considered when determining pension benefits.

Mr. Ruff was employed by our former subsidiary Reliance Electric at December 31, 1997 so his pension is determined in two parts. The pension plan formula described above applies only to credited service after December 31, 1997. For credited service prior to December 31, 1997, Mr. Ruff’s pension benefit under the former Reliance Electric plan formula applies and is adjusted for subsequent growth in average monthly earnings prior to his retirement.

Disability pension benefits

•	Disability pension benefits are available under the Qualified Pension Plan and the Non-Qualified Pension Plan to active employees before age 65 upon total and permanent disability if the participant has at least 15 years of credited service or at least 10 years of credited service with 70 points or more (age plus credited service is equal to or greater than 70). The benefit is generally calculated in the same manner as the normal retirement benefit.

Pension benefits payable to beneficiaries upon death of a participant

•	Pension benefits under the Qualified Pension Plan and the Non-Qualified Pension Plan are payable to the participant’s beneficiaries upon the death of the participant while eligible for normal or early retirement.

•	The surviving spouse will receive a monthly lifetime benefit calculated as if the participant retired and elected the 50% surviving spouse option.

•	If the participant dies after starting to receive benefits, the benefit payments are processed in accordance with the benefit option selected.

•	If the retiree has started pension benefit payments, the beneficiary is eligible for a lump-sum death benefit equal to $150 per year of credited service up to $5,250.

•	If the participant dies before he or she is eligible for early retirement, pension benefits will begin in the month following the date the participant would have attained earliest retirement date; otherwise they will begin in the month following the date of death.

NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information on our non-qualified defined contribution and other non-qualified deferred compensation plans in which all eligible U.S. salaried employees, including the named executive officers participate, which consist of the following:

•	Rockwell Automation Non-Qualified Savings Plan (the Non-Qualified Savings Plan): Our U.S. salaried employees, including the named executive officers, whose earnings exceed certain applicable federal limitations on compensation that may be recognized under our Qualified Savings Plan, are entitled to defer earnings on a pre-tax basis to the Non-Qualified Savings Plan. Corporation matching contributions that cannot be made to the Qualified Savings Plan due to applicable federal tax limits are also made to the Non-Qualified Savings Plan. Under the Qualified Savings Plan, we match half up to 6% of the employee’s eligible earnings contributed to the Plan, subject to a maximum amount of earnings under applicable federal tax regulations. Corporation matching contributions to the Non-Qualified Savings Plan were suspended for all plan participants effective April 24, 2009. Earnings under the Non-Qualified Savings Plan are credited to participant accounts on a daily basis in the same manner as under the Qualified Savings Plan. Investment options are selected by the participant, may be changed daily, and include the same mutual fund and Corporation stock investments that are offered by the Qualified Savings Plan. No preferential interest or earnings are provided under the Non-Qualified Savings Plan. Account balances under the Non-Qualified Savings Plan are distributed in a lump-sum cash payment within 60 days after the end of the month occurring six months after the employee terminates employment or retires.

•	Rockwell Automation Deferred Compensation Plan (the Deferred Compensation Plan): Our U.S. salaried employees whose base salary is at least $150,000 including the named executive officers, may elect annually to defer up to 50% of base salary and up to 100% of their annual incentive compensation award to the Deferred Compensation Plan.

Matching.  For participants who defer base salary to the plan, we provide a matching contribution equal to what we would have contributed to the Qualified Savings Plan or Non-Qualified Savings Plan for the deferred amounts.

Distribution elections.

•	For contributions before 2005: Participants could opt to receive the deferred amounts on a specific date, at retirement, or in installments up to 15 years following retirement. Participants may make a one-time change of distribution election or timing (at least one year before retirement).

•	Contributions after January 1, 2005: Participants may elect either a lump-sum distribution at termination of employment or installment distributions for up to 15 years following retirement. Participants may make a one-time change of the distribution election or timing (at least one year before retirement), provided that the changed distribution cannot begin until five years after the original distribution date.

Timing of distributions.

•	For contributions before 2005: We make distributions within the first 60 days of a calendar year.

•	For contributions after January 1, 2005: We make distributions beginning in July of the year following termination or retirement. Ongoing installment payments are made in February of each year.

Earnings on deferrals.  Participants select investment measurement options, including hypothetical mutual fund investments that correspond to those offered by the Qualified Savings Plan. Investment options may be changed daily. Earnings are credited to participant accounts on a daily basis in the same manner as under the Qualified Savings Plan. No preferential interest or earnings are provided under the Deferred Compensation Plan.

•	Rockwell Automation Deferred Compensation Plan (the Old Plan): Of the named executive officers, only Mr. Crandall participates in the Old Plan, which is a closed plan. Participants were only permitted to defer incentive compensation to this plan. Distributions are made annually in January; however, if a participant is considered a “key employee” under the terms of the Internal Revenue Code, there may be a six-month delay in the commencement of distributions. The plan provides an interest rate that is one-twelfth of the annual interest rate for quarterly compounding that is 120% of the applicable Federal long-term monthly rate for the three-month period ending on the last day of each calendar year quarter. The interest is applied to participant accounts quarterly on the last business day of the quarter.

We maintain a rabbi trust for our non-qualified plans, including the Non-Qualified Savings Plan and deferred compensation plans, which we will fund in the event there is a change of control of the Corporation.

NONQUALIFIED DEFERRED COMPENSATION TABLE

	Executive	Registrant		Aggregate	Aggregate Balance
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	at Last Fiscal Year
	Last Fiscal Year(1)	Last Fiscal Year(2)	in Last Fiscal Year(3)	Distributions	End(4)
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Keith D. Nosbusch	56,113	18,363	13,322	0	763,836

Theodore D. Crandall	21,933	7,307	20,200	0	515,815

Steven A. Eisenbrown	77,438	7,771	(15,864)	0	928,412

Douglas M. Hagerman	36,251	7,358	(6,098)	0	972,209

Robert A. Ruff	25,418	5,790	12,260	0	88,422

(1)	These amounts include contributions made by each named executive officer to the Non-Qualified Savings Plan. It also includes amounts deferred by Mr. Eisenbrown to the Deferred Compensation Plan. These amounts are also reported in the “Salary” column in the Summary Compensation Table.

(2)	These amounts represent Corporation matching contributions for each named executive officer under the Non-Qualified Savings Plan, and for Mr. Eisenbrown under the Deferred Compensation Plan. Corporation matching contributions under the Deferred Compensation Plan are made for deferrals of base salary only. Only Mr. Eisenbrown elected to defer base salary to the Deferred Compensation in 2009. Corporation matching contributions to the Non-Qualified Savings Plan were suspended for all plan participants effective April 24, 2009. On December 2, 2009, the Corporation made a voluntary non-elective contribution of 1.69% of salaries to the savings plans for all U.S. based employees which was accrued for in fiscal 2009. These amounts are also reported in the “All Other Compensation” column in the Summary Compensation Table and as part of the “Value of Company Contributions to Savings Plans” column in the All Other Compensation Table.

(3)	These amounts include earnings (losses), dividends and interest provided on current contributions and existing balances, including the change in value of the underlying investment options in which the named executive officer is deemed to be invested. These amounts are not reported in the Summary Compensation Table as compensation.

(4)	These amounts represent each named executive officer’s aggregate balance in the Non-Qualified Savings Plan, and for Mr. Eisenbrown in the Deferred Compensation Plan, at September 30, 2009, and include the contributions made by each named executive officer to the Non-Qualified Savings Plan and amounts deferred by Mr. Eisenbrown to the Deferred Compensation Plan, which are also reported in the “Salary” column of the Summary Compensation Table, and the Corporation matching contributions, which are also reported in the “All Other Compensation” column in the Summary Compensation Table for each fiscal year. The amounts included in the Summary Compensation Table for fiscal 2007 for Messrs. Nosbusch, Crandall, Eisenbrown and Hagerman are $90,454, $29,679, $86,410 and $209,729, respectively, for fiscal 2008 for Messrs. Nosbusch, Crandall, Eisenbrown and Hagerman are $88,297, $33,560, $91,433 and $228,597, respectively, and for fiscal 2009 for Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and Ruff are $65,636, $25,692, $82,394, $39,668 and $28,187, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables and narrative below describe and quantify compensation that would become payable to the named executive officers under existing plans and arrangements if the named executive officer’s employment had terminated on September 30, 2009 for the reasons set forth below. We do not have employment agreements with the named executive officers, but do have change of control agreements with Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and Ruff and certain other officers. There are two main purposes of these agreements.

1. They provide protection for the executive officers who would negotiate any potential acquisitions of the Corporation, thus encouraging them to negotiate a good outcome for shareowners, without concern that their negotiating stance will put at risk their financial situation immediately after an acquisition.

2. The agreements seek to ensure continuity of business operations during times of potential uncertainty, by removing the incentive to seek other employment in anticipation of a possible change of control.

In short, they seek to ensure that we may rely on key executives to continue to manage our business consistent with the Corporation’s best interests despite concerns for personal risks. We do not believe these agreements encourage our executives to favor or oppose a change of control. We believe these agreements strike a balance that the amounts are neither so low to cause an executive to oppose a change of control nor so high as to cause an executive to favor a change of control. In addition, in the past we at times have entered into severance arrangements with executive officers upon termination of their employment, with the terms and conditions depending on the individual circumstances of the termination, the transition role we expect from the officer and our best interests. The information set forth below does not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees upon termination of employment, including unused vacation pay, distributions of balances under savings and deferred compensation plans and accrued pension benefits. The information set forth below also does not include any payments and benefits that may be provided under severance arrangements that may be entered into with any named executive officer upon termination of their employment.

In November 2007, we entered into change of control agreements with Messrs. Nosbusch, Crandall, Eisenbrown, Hagerman and Ruff, and certain other officers. Each agreement becomes effective if there is a “change of control” of the Corporation before September 30, 2010. Each agreement provides for the continuing employment of the executive for two years after the change of control on conditions no less favorable than those in effect before the change of control. If the executive’s employment is terminated by us without “cause” or if the executive terminates his employment for “good reason” within that two year period, the executive is entitled to:

•	severance benefits equal to two times (three times in the case of Mr. Nosbusch) his annual compensation, including ICP;

•	prorated annual ICP at termination;

•	continuation of other benefits and perquisites for two years (three years in the case of Mr. Nosbusch);

•	immediate vesting of all options, restricted stock and performance shares; and

•	an additional payment, if necessary, to make them whole as a result of any excise tax imposed on these change of control payments, unless the safe harbor amount above which the excise tax is imposed is not exceeded by more than 10%, in which event the payments will be reduced to avoid the excise tax.

In addition, in each change of control agreement, the executive agreed to certain confidentiality provisions.

Under the change of control agreements, a change of control would include any of the following events:

•	any “person”, as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act, acquires 20 percent or more of our outstanding voting securities;

•	a majority of our directors are replaced by persons who are not endorsed by a majority of our directors;

•	we are involved in a reorganization, merger, sale of assets or other business combination that results in our shareowners owning 50% or less of our outstanding shares or the outstanding shares of the resulting entity; or

•	shareowners approve a liquidation or dissolution of the Corporation.

The following table provides details with respect to potential post-employment payments to the named executive officers under our change of control agreements in the event of separation due to a change of control of the Corporation, assuming a termination covered by the change of control agreement occurred on September 30, 2009.

		Prorated
	Severance	Annual ICP(1)	Cost of Benefit	Other	Outplacement	Excise Tax	Total Benefit to
Name	($)	($)	Continuation	Perquisites	Services(2)	Gross-up	Employee(3)
Keith D. Nosbusch	6,240,000	1,100,000	34,489	26,823	100,000	0	7,501,312
Theodore D. Crandall	1,764,425	350,000	19,604	9,484	100,000	0	2,243,513
Steven A. Eisenbrown	1,744,925	311,000	19,564	10,164	100,000	0	2,185,653
Douglas M. Hagerman	1,603,875	300,000	19,268	10,310	100,000	0	2,033,453
Robert A. Ruff	1,625,000	244,800	18,630	13,130	100,000	0	2,001,560

(1)	In the year of termination, the executive is entitled to receive a prorated ICP payout based on the highest ICP payout in the previous three years.

(2)	Estimate (actual value not specified).

(3)	Equals total of all compensation and benefits, not including value of equity awards.

In addition, upon a change of control of the Corporation, the following would occur with respect to outstanding equity-based awards under our long-term incentives plans:

•	all outstanding stock options would become fully exercisable;

•	the restrictions on all shares of restricted stock would lapse; and

•	grantees of performance shares would be entitled to a performance share payout equal to 100% of the target shares.

The following represents the intrinsic value of such results had a change of control occurred on September 30, 2009:

Equity Awards (Intrinsic value)(1)

		Unvested
	Unvested Stock	Restricted	Performance
Name	Options ($)	Stock ($)	Shares ($)
Keith D. Nosbusch	3,158,001	1,358,940	3,195,000
Theodore D. Crandall	920,808	387,660	903,120
Steven A. Eisenbrown	920,808	387,660	903,120
Douglas M. Hagerman	731,619	306,720	719,940
Robert A. Ruff	920,808	377,734	711,420

(1)	Values equity awards based on the fiscal year end stock price of $42.60.

The following table sets forth the treatment of equity-based awards upon termination of employment for the following reasons:

Reason	Options	Restricted Stock	Performance Shares
Voluntary — Other than retirement	Vested — can be exercised until the earlier of (i) three months after last date on payroll or (ii) the date the option expires Unvested — forfeited	Unearned shares forfeited	Unearned shares forfeited
Voluntary — Retirement	If retirement occurs 12 months or more after grant date, unvested options continue to vest; otherwise all unvested options are forfeited. Vested options can be exercised until the earlier of (i) five years after retirement or (ii) the date the option expires.	If retirement occurs 12 months or more after grant date and before the end of the restriction period, pro rata shares earned at retirement. If retirement occurs before 12 months after the grant date, all unearned shares forfeited	If retirement occurs 12 months or more after grant date and before the end of the performance period, pro rata shares earned at the end of the performance period. If retirement occurs before 12 months after the grant date, all unearned shares forfeited
Involuntary — Cause	Vested — forfeited Unvested — forfeited	Unearned shares forfeited	Unearned shares forfeited

Reason	Options	Restricted Stock	Performance Shares
Involuntary — Not for cause	Vested — can be exercised until the earlier of (i) three months after last date on payroll or (ii) the date the option expires Unvested — continue to vest during salary continuation period; if vesting occurs in that period, can be exercised until the earlier of (i) three months after last date on payroll or (ii) the date the option expires; remaining unvested options forfeited	Unearned shares forfeited	If the performance conditions are met during the salary continuation period, shares are earned; otherwise shares are forfeited
Death	All options vest immediately and can be exercised until the earlier of (i) three years after death or (ii) the date the option expires	All restrictions lapse	Shares earned on a pro rata basis at the end of the performance period
Disability	Vested — can be exercised until the earlier of (i) three months after the employee’s last date on payroll or (ii) the date the option expires Unvested — continue to vest during salary continuation period; if vesting occurs in that period, can be exercised until the earlier of (i) three months after last date on payroll or (ii) the date the option expires; remaining unvested options forfeited	If disability continues for more than six months, all restrictions lapse	If disability continues for more than six months, pro rata shares earned at the end of the performance period

COMPENSATION COMMITTEE REPORT

The Compensation and Management Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and contained in this proxy statement. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Management Development Committee
Joseph F. Toot, Jr., Chair
Betty C. Alewine
William T. McCormick, Jr.
Bruce M. Rockwell

PROPOSAL TO APPROVE THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010, subject to the approval of the shareowners. D&T and its predecessors have acted as our independent registered public accounting firm since 1934.

Before the Audit Committee selected D&T, it carefully considered the independence and qualifications of that firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing. We expect that representatives of D&T will attend the Annual Meeting to answer appropriate questions and make a statement if they desire to do so.

Audit Fees

The following table sets forth the aggregate fees for services provided by D&T for the fiscal years ended September 30, 2009 and 2008 (in millions), all of which were approved by the Audit Committee:

	Year Ended
	September 30,
	2009	2008

Audit Fees
Integrated Audit of Consolidated Financial Statements and Internal Control over Financial Reporting	$3.20	$3.55
Statutory Audits	1.95	2.37
Audit-Related Fees*	0.19	0.15
Tax Fees
Compliance	0.02	0.11
All Other Fees	—	—

Total	$5.36	$6.18

*	Audit-related services primarily relates to non-US employee benefit plan audits as well as to other compliance services.

The Audit Committee considered and determined that the non-audit services provided by D&T were compatible with maintaining the firm’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, compensating and overseeing the work performed by D&T and audit services performed by other independent public accounting firms. The Audit Committee pre-approves all audit (including audit-related) services provided by D&T and others and permitted non-audit services provided by D&T in accordance with its pre-approval policies and procedures.

The Audit Committee annually approves the scope and fee estimates for the year-end audit, statutory audits and employee benefit plan audits for the next fiscal year. With respect to other permitted services to be performed by our independent registered public accounting firm, the Audit Committee has adopted a policy pre-approving certain categories and specific types of audit and non-audit services that may be provided by our independent registered public accounting firm on a fiscal year basis, subject to individual and aggregate monetary limits. The policy requires the Corporation’s Controller or Chief Financial Officer to pre-approve the terms and conditions of any engagement under the policy. The Audit Committee must specifically approve any proposed engagement for an audit or non-audit service that does not meet the guidelines of the policy. The Audit Committee also authorized the Chair of the Committee to pre-approve any individual service not covered by the general pre-approval policy, with any such approval reported by the Chair at the next regularly scheduled meeting of the Committee. The Audit Committee annually reviews and approves the categories of pre-approved services and monetary limits under the pre-approval policy. The Corporation’s Controller reports to the Audit Committee regarding the aggregate fees charged by D&T and other public accounting firms compared to the pre-approved amounts, by category.

The Board of Directors recommends that you vote “FOR” the proposal to approve the selection of D&T as our independent registered public accounting firm, which is presented as item (b).

PROPOSAL TO APPROVE AMENDMENTS TO THE 2008 LONG-TERM INCENTIVES PLAN

A proposal will be presented at the meeting to approve amendments to our 2008 Long-Term Incentives Plan described in this proxy statement (the LTIP amendments). Our 2008 Long-Term Incentives Plan (the 2008 Plan) was originally adopted by our Board of Directors on December 5, 2007 and approved by shareowners on February 4, 2008. The Board of Directors adopted the LTIP amendments on December 9, 2009, subject to approval by our shareowners at the Annual Meeting.

You are being asked to consider and approve amendments to the 2008 Plan to:

•	increase the maximum number of shares of common stock available for delivery by 4 million shares;

•	increase the maximum number of shares available for delivery pursuant to awards granted in any form other than options or stock appreciation rights from 1.4 million to 1.8 million shares;

•	increase the maximum number of shares that may be granted as restricted stock or delivered in payment of restricted stock units or performance shares from 1.4 million to 1.8 million shares;

•	revise the definition of change of control for awards granted after February 2, 2010 to increase the acquisition trigger for a change of control from 20% to 30%;

•	add a second trigger for awards granted to executive officers after February 2, 2010 that requires one of the following to occur in connection with a change of control before such awards become exercisable, the restrictions on such awards lapse or such awards are otherwise paid out:

–	certain specified terminations of the executive officer’s employment occur within two years of a change of control in which such awards are assumed or substituted with comparable awards by the surviving corporation in such change of control or its parent corporation; or

–	such awards are not assumed or substituted with comparable awards by the surviving corporation in such change of control or its parent corporation.

•	impose minimum vesting periods for all options and stock appreciation rights and certain restricted stock and restricted stock units granted after February 2, 2010, except, in each case, in the event of death, disability, retirement or change of control;

•	prohibit the payment of dividends on unearned performance shares;

•	require shareowner approval to accelerate the exercisability of, or the lapse of restrictions on, equity awards, except in the event of death, disability, retirement or change of control; and

•	clarify that, for awards subject to Section 409A of the Internal Revenue Code, certain definitions and the timing of payout will be determined in accordance with Section 409A.

Why You Should Approve the LTIP Amendments

We believe that a significant portion of an executive’s compensation should be directly linked to our performance and the creation of shareowner value. Consistent with this philosophy, a majority of the total direct compensation for executives is in the form of long-term incentive awards, which consist of three vehicles: stock options, restricted stock and performance shares. We believe this mix appropriately motivates long-term performance and rewards for both absolute gains in share price, and relative performance on total shareowner return. In fiscal 2009, the Compensation Committee planned a targeted mix of 70% to 83% of total direct compensation for the named executive officers based on pay for performance, with 52% to 67% of their compensation in the form of long-term incentives directly linked to the creation of shareowner value. Our actual mix differed from the targeted mix as a result of no payouts being earned for our incentive compensation plans (ICP). In line with our strong pay for performance philosophy, the grants for our executive officers were lower in fiscal 2009 than they were in fiscal 2008 as outlined in the graphs on page 19 of this proxy statement. The LTIP amendments will allow us to maintain our focus on providing performance-based pay for our employees and continue the strong alignment of our compensation program with long-term shareowner value.

We believe that shareowners should consider the following in determining whether to approve the LTIP amendments:

2008 Plan has Provisions Designed to Protect Shareowners

The 2008 Plan has a number of features that are designed to protect shareowners, and the LTIP amendments include a number of enhancements designed to further protect shareowner interests. The 2008 Plan, as proposed to be amended, includes the following features that protect the interests of our shareowners:

•	administration by a committee composed entirely of independent directors;

•	exercise prices of options and stock appreciation rights must be at least 100% of fair market value on the grant date;

•	awards may not be repriced or exchanged for substituted awards;

•	minimum vesting of one-third per year over three years for stock options, stock appreciation rights, restricted stock and restricted stock units granted after February 2, 2010, except, in each case, in the case of death, disability, retirement or change of control;

•	change of control definition for awards granted after February 2, 2010 that would generally not be triggered by acquisitions of less then 30% of our outstanding shares;

•	a second trigger requirement for awards granted after February 2, 2010 to executive officers that are assumed or substituted in a change of control that would require one of certain specified terminations to occur before such awards become vested following a change of control;

•	shareowner approval is required for any amendments that accelerate exercisability of awards, change the eligibility requirements, increase the number of available shares or materially increase benefits to participants; and

•	a prohibition against paying dividends on unearned performance shares.

Dilution

With approval of this proposal, the overall dilution of our equity award program would be approximately 12% of our fully diluted shares outstanding.

Burn Rate

With approval of this proposal and taking into account the current number of shares remaining available for grant under our plans, we anticipate that we will have enough shares for our annual equity grants to maintain a competitive equity program through fiscal 2012, with an annual burn rate of less than 2%, assuming our stock price remains at or above current levels. We calculate burn rate as the annual amount of equity granted (including any awards that are subsequently forfeited or cancelled) divided by the number of shares outstanding.

Attracting and Retaining Talent

Approximately 80% of our annual equity grants go to employees other than the named executive officers because we believe that equity compensation is an essential part of our total compensation package to help us attract and retain talent. Consistent with our pay for performance philosophy, we have historically used equity as the primary vehicle to provide long-term incentive compensation. Consequently, employees hold a significant number of options and restricted stock awards. As a result of the downturn in our stock price, a significant portion of options issued to employees are under water and the market value of previously issued full value stock awards has significantly declined, which limits the retentive value provided by our equity compensation. We believe that approval of the LTIP amendments is critical to retaining and further incentivizing our employees and to attracting future key employees. We believe that our employees’ knowledge of our customers, their applications and our technology are key factors that make our business strategy work and as such we grant equity to the broader management team as well as to key engineering and sales talent. We believe it is important for these employees to have long term incentives and to be aligned with shareowner interests.

Our Share Repurchase Program has Benefited Shareowners Despite Negative Impact on Burn Rate

Our burn rate has increased from 0.9% for fiscal 2006 to 2.0% for fiscal 2009 due in part to a reduction in our outstanding shares as a result of the repurchases of approximately 19.3 million shares of our common stock with some of the proceeds from the sale of a significant part of our business. These share repurchases represented approximately 11.9% of the shares outstanding at January 31, 2007. On January 31, 2007, we sold our Power Systems business for $1.75 billion in cash and approximately 1.6 million shares of Baldor common stock. This transaction enabled the Corporation to sharpen its focus on its architecture, software and intelligent motor control businesses. A portion of the after-tax sale proceeds were used to reduce short-term debt and approximately $220 million was used to fund a strategic acquisition. The excess sale proceeds were used to repurchase approximately 19.3 million shares of our common stock. These share repurchases helped the Corporation to avoid earnings per share dilution that otherwise may have been realized had the excess sale proceeds been held as cash. While the share repurchases have benefited shareowners, the repurchases have had a negative impact on our calculation of burn rate for equity purposes. The increase in our burn rate is also due in part to the unanticipated decline in our stock price due in large part to the continued weak economy, which as described below resulted in the need to request more shares be available for delivery under the 2008 Plan. Before the repurchases in fiscal 2007, our three year average burn rate was 1.3%. We anticipate that our burn rate for fiscal 2010 will be lower than our 2.0% burn rate for fiscal 2009.

Our Equity Usage is in line with Industry Standards

We believe that our use of equity in compensating our executives is in line with industry norms. We grant annual equity awards with an aggregate anticipated value that is generally set between the 50th and 75th percentile of the Major Companies participating in the Towers Perrin executive compensation database, using a regression analysis developed by Towers Perrin based on our sales. Our total overhang (sum of outstanding stock options, restricted shares and shares available for future issuance as a percentage of shares outstanding) of 9.6% is in the 7.5% to 15% range of shares outstanding category, where 55% of the companies in the Fortune 200 Index fall, as reported in the “2008 Equity Stake Study” conducted by Pearl Meyer & Partners. We grant a greater percentage of our long-term incentives as stock options and performance shares than market averages because we believe that a greater proportion of long-term incentives should depend on an increase in shareowner value. In fiscal 2009, we targeted approximately 52% to 67% of named executive officer compensation in the form of long-term incentive awards directly linked to the creation of shareowner value.

Avoiding Changes in Compensation Program

Equity compensation is an essential component of our compensation program. With the economic downturn, we have experienced a significant decrease in our stock price. At lower stock prices, more shares are needed to maintain the value of annual equity grants than at higher stock prices. At current stock prices, it is anticipated that there will not be enough shares under the 2008 Plan for the fiscal 2011 annual equity awards. In fiscal 2010 to date and 2009, we granted awards covering 2,440,400 and 3,079,000 shares, respectively, under the 2008 Plan, representing increases of approximately 76.2% and 39.7%, respectively, over fiscal 2008, even though the grant date fair market values of the grants to our named executive officers in fiscal 2010 to date and 2009 were lower than in fiscal 2008. To avoid having to make changes to our compensation program that are inconsistent with our compensation philosophy, we are requesting more shares be available for delivery under the 2008 Plan. If the proposal is not approved, to maintain a competitive compensation program, we will need to replace equity with cash or other vehicles that may not necessarily align management interests with long-term shareowner interests. In addition, replacing equity with cash would adversely impact our cash flow and expected future uses of cash that include dividends to shareowners, capital expenditures, additional contributions to our pension plans, acquisitions of businesses, repurchases of common stock and repayment of debt.

Equity Compensation Plan Information

The following table provides information as of September 30, 2009 about our common stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under all of our existing equity compensation plans, including our 2008 Plan, 2000 Long-Term Incentives Plan, 1995 Long-Term Incentives Plan, 2003 Directors Stock Plan and 1995 Directors Stock Plan.

				Number of Securities
				Remaining Available for
	Number of Securities to		Weighted Average	Future Issuance Under
	be Issued Upon		Exercise Price of	Equity Compensation
	Exercise of		Outstanding	Plans (Excluding
	Outstanding Options,		Options, Warrants	Securities Reflected in
Plan Category	Warrants and Rights		and Rights	Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by shareowners	10,788,746	(1)	$40.80	5,119,381	(2)
Equity compensation plans not approved by shareowners	14,000	(3)	16.05	—
Total	10,802,746		40.77	5,119,381

(1)	Represents outstanding options and shares issuable in payment of outstanding performance shares and restricted stock units under our 1995 Long-Term Incentives Plan, 2000 Long-Term Incentives Plan, 2008 Plan, 2003 Directors Stock Plan and 1995 Directors Stock Plan.

(2)	Represents 4,787,256 and 332,125 shares available for future issuance under our 2008 Plan and our 2003 Directors Stock Plan, respectively. After September 30, 2009, 142,108 potential shares to be delivered under performance share awards were cancelled under the 2000 Plan and are now available for future awards under the 2008 Plan.

(3)	On July 31, 2001, each non-employee director received a grant of options to purchase 7,000 shares of our common stock at an exercise price of $16.05 per share pursuant to Board resolutions. The options became exercisable in substantially equal installments on the first, second and third anniversaries of the grant date and expire ten years from the grant date.

Plan Summary

The complete text of the 2008 Plan, as proposed to be amended (the Amended 2008 Plan), marked to show changes from the existing 2008 Plan is set forth in Appendix A to this proxy statement, and we urge you to review it carefully along with the following information.

The following is a summary of certain material features of the Amended 2008 Plan, which is qualified by reference to Appendix A.

The principal purposes of the 2008 Plan are to promote the interests of the Corporation and its shareowners by providing incentive compensation opportunities to assist in attracting, motivating and retaining employees and prospective employees and to align the interests of employees participating in the 2008 Plan with shareowners. The 2008 Plan is designed to permit us to make different types of grants to meet competitive conditions and changing circumstances.

The number of shares authorized for delivery under the original 2008 Plan is 7,159,008 (4.1 million plus the 3,059,008 shares remaining available for delivery under the 2000 Plan as of February 6, 2008, the date of shareowner approval of the 2008 Plan), of which 4,752,520 shares remain available for delivery under the 2008 Plan as of November 30, 2009. The Amended 2008 Plan increases the aggregate number by 4 million shares.

The number of shares that may be delivered under the Amended 2008 Plan in respect of awards other than options and stock appreciation rights may not exceed 1.8 million, an increase of 400,000 shares over the amount authorized in the 2008 Plan. In addition, under the Amended 2008 Plan, (i) no more than 1.8 million shares may be granted in the form of restricted stock or delivered in payment of restricted stock units or performance shares (an increase of 400,000 shares over the amount authorized in the 2008 Plan); and (ii) stock appreciation rights (SARs) may not be granted with respect to more than 100,000 shares. No single participant may receive in any fiscal year, under the Amended 2008 Plan or any other plan:

•	stock options, stock appreciation rights or any combination thereof covering more than 650,000 shares; or

•	shares of restricted stock, restricted stock units, performance shares or any combination thereof (with restricted stock units and performance shares measured by the number of shares deliverable in payment thereof) covering more than 250,000 shares.

In addition, the amount that may be paid to any one participant with respect to performance units under the Amended 2008 Plan may not exceed $5 million for any one performance period.

Shares to be delivered under the Amended 2008 Plan may be either authorized but unissued shares or treasury shares. On November 30, 2009, the closing price of our common stock as reported in the New York Stock Exchange Composite Transactions was $43.49.

The 2008 Plan has been, and the Amended 2008 Plan will be, administered by the Compensation and Management Development Committee (the Committee). In order to meet the requirements of Internal Revenue Code Section 162(m), no member of the Committee who is not an “outside director” as defined for purposes of that section will participate in the Committee’s action on proposed grants under the Amended 2008 Plan. In addition, no member of the Committee who is not a “non-employee director” as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended, will participate in the Committee’s action on proposed grants under the Amended 2008 Plan.

The persons to whom grants are made under the 2008 Plan, and will be made under the Amended 2008 Plan, include our and our subsidiaries’ employees, leased employees, consultants and prospective employees selected from time to time by the Committee in its sole discretion. In selecting participants and determining the type and amount of their grants, the Committee may consider recommendations of an independent compensation consultant and our Chairman and Chief Executive Officer and will take into account such factors as the participant’s level of responsibility, performance, performance potential, level and type of compensation, market data and potential value of previous grants.

The Amended 2008 Plan permits grants to be made from time to time as stock options, which may be incentive stock options eligible for special tax treatment or nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units or performance shares. Any of these types of awards (except stock options or stock appreciation rights, which are always performance-based) may be granted as performance compensation awards intended to qualify as performance-based compensation for purposes of Section 162(m), except that no performance compensation awards may be granted to prospective employees, leased employees or consultants. In addition, the Amended 2008 Plan authorizes us to establish supplementary plans for employees and prospective employees subject to the tax laws of countries outside the United States.

Because it is within the discretion of the Committee to determine which employees will receive grants under the Amended 2008 Plan and the type and amount thereof, these matters cannot be specified at present. Therefore, the benefits and amounts that will be received or allocated under the Amended 2008 Plan are not otherwise determinable at this time, and we have not included a table reflecting such benefits or awards. While all of our and our subsidiaries’ approximately 19,000 employees and prospective employees who have been extended offers of employment are eligible under the terms of the Amended 2008 Plan to receive grants under the Amended 2008 Plan, it is presently contemplated that grants under this plan will be made primarily to senior and middle managers and other professionals, including Mr. Nosbusch and the other named executive officers, as well as prospective employees for such positions. Please see “Executive Compensation” above for information regarding long-term incentive grants or awards to named executive officers. While the awards that will be received under the Amended 2008 Plan are not determinable at this time, the grants made on December 9, 2009 of options to purchase shares, restricted stock and performance shares under the 2008 Plan described under “Changes in Compensation Program for Fiscal 2010” above may be generally indicative of annual grants under the Amended 2008 Plan.

TYPES OF AWARDS

The Amended 2008 Plan authorizes grants of stock options, which may be incentive stock options or nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares.

•	Stock Options. Under the provisions of the Amended 2008 Plan authorizing the grant of stock options:

–	the exercise price of an option may not be less than the fair market value of the shares on the date of grant;

–	stock options may not be exercised after ten years from the date of grant;

–	the aggregate fair market value (determined as of the date the option is granted) of shares for which any employee may be granted incentive stock options, which are exercisable for the first time in any calendar year, may not exceed the maximum amount permitted under the Internal Revenue Code (presently $100,000);

–	no incentive stock option may be granted after December 5, 2017;

–	when a participant exercises a stock option, the option exercise price may be paid in full in cash, or at the discretion of the Committee, in shares, by withholding of shares for which the option is exercisable or in a combination of the foregoing; and

–	options granted after February 2, 2010 are subject to minimum vesting of one-third per year over three years, except in the event of death, disability, retirement or a change of control.

Generally, we expect that options will vest in three substantially equal annual installments beginning one year from the grant date.

•	Stock Appreciation Rights. Under the provisions of the Amended 2008 Plan authorizing the grant of stock appreciation rights:

–	the grant price of a stock appreciation right may not be less than the fair market value of the shares covered by the stock appreciation right at the date of grant;

–	stock appreciation rights may not be exercised after ten years from the date of grant; and

–	stock appreciation rights granted after February 2, 2010 are subject to minimum vesting of one-third per year over three years, except in the case of death, disability, retirement or a change of control.

The Amended 2008 Plan permits the grant of stock appreciation rights related to a stock option (a tandem SAR), either at the time of the option grant or thereafter during the term of the option, or the grant of stock appreciation rights separate and apart from the grant of an option (a freestanding SAR). Stock appreciation rights entitle the grantee, upon exercise of such rights (and, in the case of tandem SARs, upon surrender of the related option to the extent of an equivalent number of shares), to receive a payment equal to the excess of the fair market value (on the date of exercise) of the number of shares covered by the portion of the rights being exercised over the grant price of the rights applicable to such shares. Payments upon the exercise of stock appreciation rights may be made in cash, in shares (valued at the fair market value of the shares on the date of exercise) or partly in cash and partly in shares, as the Committee may determine.

•	Restricted Stock. The Committee may grant shares subject to specified restrictions, including continued employment for a specified time or achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant over a specified period of time. Grants of restricted stock are subject to forfeiture if the prescribed conditions are not met. During the restricted period, shares of restricted stock have all the attributes of outstanding shares, but the Committee may provide that dividends and any other distributions on the shares not be paid or be accumulated or reinvested in additional shares during the restricted period. When shares of restricted stock are no longer subject to forfeiture, certificates for the shares will be delivered to the grantee. Restricted stock granted after February 2, 2010 whose restrictions lapse solely over a specified period of time is subject to minimum vesting of one-third per year over three years, except in the event of death, disability, retirement or a change of control.

•	Restricted Stock Units. The Committee may grant restricted stock units entitling participants to receive at a specified future date an amount based on the fair market value of a specified number of shares on the payout date, subject to specified restrictions, including continued employment for a specified time or achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant. Participants holding restricted stock units have no ownership interest in any shares to which the restricted stock units relate until payment is actually made in shares. The Committee may provide that restricted stock units may accumulate dividend equivalents in cash or in share equivalents held subject to terms and conditions established by the Committee. Restricted stock units that become payable may be settled in shares, in cash based on the fair market value of the shares underlying the restricted stock units when the payout occurs or partly in cash and partly in shares. Restricted stock units granted after February 2, 2010 that are paid out based solely on the passage of a specified period of time are subject to minimum vesting of one-third per year over three years, except in the event of death, disability, retirement or a change of control.

•	Performance Units. The Committee may grant performance units denominated in cash, the amount of which is based on the achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant. Earned payouts of performance units will be paid in cash, in shares valued at the fair market value of the shares when the payout occurs or partly in cash and partly in shares. Earned payouts may not exceed $5 million for any one performance period for any one participant.

•	Performance Shares. The Committee may grant performance shares entitling participants to receive at a specified future date an amount based on the fair market value of a specified number of shares on the payout date, subject to specified restrictions, including continued employment for a specified time or achievement of one or more specific goals with respect to our performance or the performance of one of our business units or the participant. Participants holding performance shares have no ownership interest in any shares to which the performance shares relate until payment is actually made in shares. Performance shares that become payable may be settled in shares, in cash based on the fair market value of the shares underlying the performance shares when the payout occurs or partly in cash and partly in shares.

The Committee may designate any award (other than a grant of stock options or stock appreciation rights, which are always performance-based) at the time of its grant as a performance compensation award to qualify payment of the award under Section 162(m) of the Internal Revenue Code, except that no performance compensation awards may be granted to prospective employees, leased employees or consultants. If the Committee does so, it must establish a performance period, performance measures, performance goals and performance formulas for the award within 90 days after the beginning of the performance period. The Committee may not adjust the performance period, performance measures, performance goals or performance formulas unless after any such adjustment the award would continue to qualify as performance-based compensation under Section 162(m). Under the Amended 2008 Plan, performance measure is defined as one or more of the following selected by the Committee to measure performance: basic or diluted earnings per share; revenue; sales; operating income; earnings before or after interest, taxes, depreciation or amortization; return on capital; return on invested capital; return on equity; return on assets; return on net assets; return on sales; cash flow; operating cash flow; free cash flow; working capital; stock price; or total shareowner return.

The Amended 2008 Plan permits the Committee to prescribe in the award agreement for each grant any other terms and conditions of that grant, including the timing of exercisability or vesting of awards and the treatment of awards upon termination of a participant’s employment. Under the Amended 2008 Plan, awards may not be granted after February 4, 2018.

TAX MATTERS

The following is a general summary of certain United States federal income tax consequences of awards made under the Amended 2008 Plan, based upon the laws presently in effect, and is intended for the information of our shareowners considering how to vote with respect to the proposal. It is not intended as tax guidance to participants in the Amended 2008 Plan. The discussion does not take into account a number of considerations that may apply in light of the circumstances of a particular participant. The income tax consequences under foreign, state and local tax laws may differ.

•	Incentive Stock Options. The grant of an incentive stock option will not result in any immediate tax consequences to us or the optionee. An optionee will not recognize taxable income, and we will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the shares acquired over the option exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares acquired for at least one year (and two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of ordinary income. In the event of an earlier disposition, the optionee will recognize ordinary taxable income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option exercise price; or (ii) if the disposition is a taxable sale or exchange, the amount of any gain recognized. Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount and at the same time as the optionee recognizes ordinary taxable income.

•	Nonqualified Stock Options. The grant of a nonqualified stock option will not result in any immediate tax consequences to us or the optionee. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary taxable income, and we will be entitled to a deduction, equal to the difference between the option exercise price and the fair market value of the shares acquired at the time of exercise.

•	Stock Appreciation Rights. The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to us or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares received will constitute ordinary taxable income to the grantee. We will be entitled to a deduction in the same amount and at the same time.

•	Restricted Stock. An employee normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the restrictions terminate. When the restrictions terminate, the employee will recognize ordinary taxable income equal to the fair market value of the shares at that time, plus the amount of any dividends and interest thereon to which the employee then becomes entitled. However, an employee may elect to recognize ordinary taxable income in the year the restricted stock is awarded equal to its fair market value at that time, determined without regard to the restrictions. We will be entitled to a deduction in the same amount and at the same time as the employee recognizes income, subject to the limitations of Section 162(m).

•	Restricted Stock Units. The grant of a restricted stock unit will not result in any immediate tax consequences to us or the grantee. Upon payment of a restricted stock unit, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares or cash received at that time. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m).

•	Performance Units. Any cash and the fair market value of any shares received in connection with the grant of a performance unit under the 2008 Plan will constitute ordinary taxable income to the employee in the year in which paid, and we will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m).

•	Performance Shares. The grant of a performance share will not result in any immediate tax consequences to us or the grantee. Upon payment of a performance share, the grantee will recognize ordinary taxable income in an amount equal to the fair market value of the shares or cash received. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m).

•	Payouts of Performance Compensation Awards. The designation of an award of restricted stock or the grant of a restricted stock unit, performance unit or performance share as a performance compensation award will not change the tax treatment described above to an employee who receives such an award or grant. Such a designation will, however, enable an award or grant to qualify as performance-based compensation not subject to the $1 million limitation on deductible compensation under Section 162(m).

We withhold applicable taxes from amounts paid in satisfaction of an award. The amount of the withholding will generally be determined with reference to the closing price of the shares as reported by the New York Stock Exchange on the date of determination. Under the Amended 2008 Plan, the amount of withholding in respect of options exercised through the cashless method in which shares are immediately sold may be determined by reference to the price at which the shares are sold.

OTHER

In the event of any change in or affecting our outstanding shares as a result of a stock dividend, stock split, merger, consolidation, recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, our Board of Directors will make appropriate amendments to or adjustments in the Amended 2008 Plan or grants made thereunder. Equitable adjustments to outstanding awards will ensure that the intrinsic value of each outstanding award under the Amended 2008 Plan immediately after such events is equal to the intrinsic value of each outstanding award immediately before such events. These actions will include, as applicable, changes in the number of shares remaining available for delivery under the Amended 2008 Plan, the maximum number of shares that may be granted or delivered as or in payment of awards to any single participant, the number of shares subject to outstanding awards, the option exercise price under outstanding options and the grant price under outstanding stock appreciation rights, and accelerating the vesting of outstanding awards

Our Board of Directors may at any time amend, suspend or terminate the Amended 2008 Plan and the Committee may at any time alter or amend any or all awards under the Amended 2008 Plan to the extent permitted by applicable law. No such action may, however (except in making amendments and adjustments as described in the preceding paragraph):

•	without the consent of the person affected, impair the rights of the holder of any award; or

•	without the approval of shareowners:

–	increase the number of shares available for delivery pursuant to the Amended 2008 Plan;

–	change the class of persons eligible to participate in the Amended 2008 Plan;

–	amend the provisions of the Amended 2008 Plan that provide for minimum vesting of awards to allow for accelerated exercisability of, lapse of restrictions on, or the payout of such awards;

–	materially increase the benefits accruing to participants under the Amended 2008 Plan, or otherwise be effective to the extent that shareowner approval is necessary to comply with any tax or regulatory requirement that applies to the Amended 2008 Plan, including requirements of the NYSE; and

–	accelerate the exercisability of, lapse of restrictions on, or the payout of outstanding awards, except in the event of death, disability, retirement or a change of control.

Under present tax and regulatory requirements, shareowner approval would be required, among other things, to change the class of persons eligible to receive incentive stock options under the Amended 2008 Plan. In no event (except in making amendments and adjustments as described above) may our Board of Directors or the Committee reprice underwater stock options or stock appreciation rights (those whose exercise price is greater than the fair market value of the shares covered by the options or stock appreciation rights) by reducing the exercise price, canceling the awards and granting replacement awards, repurchasing the award for cash, or otherwise.

The Amended 2008 Plan provides that, except as otherwise determined by the Committee at the time of grant of an award:

(1) for all awards (other than awards granted to executive officers after February 2, 2010), upon a change of control:

•	all outstanding stock options and stock appreciation rights will become vested and exercisable;

•	all restrictions on restricted stock will lapse;

•	all performance goals applicable to awards will be deemed achieved at levels determined by the Committee and all other terms and conditions met;

•	all performance units, restricted stock units and performance shares will be paid out as promptly as practicable; and

•	all other awards will be delivered or paid; and

(2) for all awards granted to executive officers after February 2, 2010, upon a change of control:

•	if all such outstanding awards are assumed or substituted with comparable awards by the successor corporation in such change of control or its parent corporation and within two years of the change of control the executive officer’s employment is terminated by reason of death or disability, by the executive officer for good reason or by the Corporation other than for cause, such awards will be treated in the same manner as described in (1) above; and

•	if all such outstanding awards are not assumed or substituted with comparable awards by the successor corporation in such change of control or its parent corporation, such awards will be treated in the same manner as described in (1) above.

The Board of Directors recommends that you vote “FOR” the proposal to approve the amendments to our 2008 Long-Term Incentives Plan, which is presented as item (c).

OTHER MATTERS

The Board of Directors does not know of any other matters that may be presented at the meeting. Our By-Laws required notice by November 6, 2009 for any matter to be brought before the meeting by a shareowner. In the event of a vote on any matters other than those referred to in the accompanying Notice of 2010 Annual Meeting of Shareowners, proxies in the accompanying form will be voted in accordance with the judgment of the persons voting such proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of our common stock on Forms 3, 4 and 5 with the SEC and the NYSE.

Based on our review of the copies of such forms that we have received and written representations from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, we believe that all our executive officers, directors and greater than ten percent beneficial owners complied with applicable SEC filing requirements during fiscal 2009.

ANNUAL REPORT

Our Annual Report to Shareowners, including the Annual Report on Form 10-K and financial statements, for the fiscal year ended September 30, 2009, was mailed with this proxy statement to shareowners who received a printed copy of this proxy statement. A copy of our Annual Report is available on the Internet as set forth in the Notice of Internet Availability of Proxy Materials.

We will send a copy of our Annual Report on Form 10-K to any shareowner without charge upon written request addressed to:

Rockwell Automation, Inc.
Shareowner Relations, E-7F19
1201 South Second Street
Milwaukee, Wisconsin 53204, USA
+1-414-382-8410

SHAREOWNER PROPOSALS FOR 2011 ANNUAL MEETING

If a shareowner wants to submit a proposal for possible inclusion in our proxy statement for the 2011 Annual Meeting of Shareowners, the proposal must be received by the Office of the Secretary at our global headquarters, 1201 South Second Street, Milwaukee, Wisconsin 53204, USA by August 13, 2010. In addition, if a shareowner wants to propose any matter for consideration of the shareowners at the 2011 Annual Meeting of Shareowners, our By-Laws require the shareowner to notify the Corporation’s Secretary in writing at the address listed in the preceding sentence on or after October 5, 2010 and on or before November 4, 2010. If the number of directors to be elected to the Board at the 2011 Annual Meeting of Shareowners is increased and we do not make a public announcement naming all of the nominees for director or specifying the increased size of the Board on or before October 25, 2010, a shareowner proposal with respect to nominees for any new position created by such increase will be considered timely if received by our Secretary not later than the tenth day following our public announcement of the increase. The specific requirements and procedures for shareowner proposals are set forth in our By-Laws, which are available on our website at www.rockwellautomation.com on the “Investor Relations” page under the link “About Us” then the heading “Corporate Governance — By-Laws.”

EXPENSES OF SOLICITATION

We will bear the cost of the solicitation of proxies. We are soliciting proxies by mail, e-mail and through the Notice of Internet Availability of the Proxy Materials. Proxies also may be solicited personally, or by telephone or facsimile, by a few of our regular employees without additional compensation. In addition, we have hired Morrow & Co., LLC, 470 West Avenue, Stamford, CT, for $8,000 plus associated costs and expenses to assist in the solicitation. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies.

SUPPLEMENTAL FINANCIAL INFORMATION

This proxy statement contains information regarding Return On Invested Capital (ROIC), which is a non-GAAP financial measure. We believe that ROIC is useful to investors as a measure of performance and of the effectiveness of the use of capital in our operations. We use ROIC as one measure to monitor and evaluate performance. Our measure of ROIC is likely to differ from that used by other companies. We define ROIC as the percentage resulting from the following calculation:

(a) income from continuing operations, before special items, interest expense, income tax provision, and purchase accounting depreciation and amortization, divided by;

(b) average invested capital for the year, calculated as a five quarter rolling average using the sum of short-term debt, long-term debt, shareowners’ equity, and accumulated amortization of goodwill and other intangible assets, minus cash and cash equivalents, multiplied by;

(c) one minus the effective tax rate for the period.

ROIC, which excludes acquisitions not included in the 2008 annual operating plan, is calculated as follows (in millions, except percentages):

	Year Ended
	September 30,
	2009	2008

(a) Return
Income from continuing operations	$217.9	$580.8
Interest expense	60.9	68.2
Income tax provision	56.0	231.3
Purchase accounting depreciation and amortization	18.6	23.6
Special items	(4.0)	46.7

Return	349.4	950.6

(b) Average Invested Capital
Short-term debt	70.1	325.1
Long-term debt	904.6	804.5
Shareowners’ equity	1,563.5	1,799.6
Accumulated amortization of goodwill and intangibles	648.3	618.8
Cash and cash equivalents	(576.0)	(728.4)

Average invested capital	2,610.5	2,819.6

(c) Effective Tax Rate
Income tax provision	56.0	231.3
Income from continuing operations before income taxes	$273.9	$811.6

Effective tax rate	20.4%	28.5%

(a) / (b) * (1–c) Return On Invested Capital	10.7%	24.1%

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF SHAREOWNERS TO BE HELD ON FEBRUARY 2, 2010

This proxy statement and 2009 Annual Report, including the annual report on Form 10-K for our fiscal year ended September 30, 2009, are available to you on the Internet at www.proxyvote.com.

To view this material, you will need your 12-digit control number from your proxy card.

The Annual Meeting (for shareowners as of the December 7 , 2009 record date) will be held on February 2, 2010, at 5:30 p.m. CST at Rockwell Automation Global Headquarters, 1201 South Second Street, Milwaukee, Wisconsin 53204, USA.

For directions to the Annual Meeting and to vote in person, please call Shareowner Relations at +1-414-382-8410.

Shareowners will vote at the Annual Meeting on whether to:

1) elect Barry C. Johnson, William T. McCormick, Jr., and Keith D. Nosbusch as directors;

2) approve the selection of Deloitte & Touche, LLP as our independent registered public accounting firm for fiscal year 2010; and

3) approve the amendments to our 2008 Long-Term Incentives Plan described in the proxy statement.

The Board of Directors recommends that you vote for the election of the named directors and the proposals to approve Deloitte & Touche and the amendments to our 2008 Long-Term Incentives Plan described in the proxy statement.

December 11, 2009

APPENDIX A

ROCKWELL AUTOMATION, INC.

2008 LONG-TERM INCENTIVES PLAN
(As Amended and Restated through February 2, 2010)

Section 1: Purpose

The purpose of the Plan is to promote the interests of the Corporation and its shareowners by providing incentive compensation opportunities to assist in (i) attracting, motivating and retaining Employees and Prospective Employees and (ii) aligning the interests of Employees and Prospective Employees participating in the Plan with the interests of the Corporation’s shareowners.

Section 2: Definitions

As used in the Plan, the following terms shall have the respective meanings specified below.

a. “Award” means an award granted pursuant to Section 4.

b. “Award Agreement” means a document described in Section 6 setting forth the terms and conditions applicable to an Award granted to a Participant.

c. “Board of Directors” means the Board of Directors of the Corporation, as it may be comprised from time to time.

d. “Cause” means (i) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive Officer of the Corporation which specifically identifies the manner in which the Board of Directors or Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties, or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation. For purposes of this definition, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors or upon the instructions of the Chief Executive Officer or a senior officer of the Corporation or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Corporation. The cessation of employment of the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, the Participant is guilty of the conduct described in clause (i) or (ii) above, and specifying the particulars thereof in detail.

e.
 ~~d.~~ “Change of Control” means any of the following:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Corporation (the “Outstanding Rockwell Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Rockwell Voting Securities”); provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Corporation, (x) any acquisition by the Corporation, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (z) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 2(~~d~~
e
); or

(ii) Individuals who, as of October 1, 2007, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Corporation’s shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Rockwell Common Stock and Outstanding Rockwell Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Rockwell Common Stock and Outstanding Rockwell Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Corporate Transaction; or

(iv) Approval by the Corporation’s shareowners of a complete liquidation or dissolution of the Corporation.

Notwithstanding the foregoing, for all Awards granted after February 2, 2010, all references to 20% in the definition of “Change of Control” shall instead be to 30%.

f. “Change of Control Good Reason” means any of the following:

(i) a material diminution in the Participant’s base compensation, target bonus opportunity or eligibility to receive long-term incentives;

(ii) a material diminution in the Participant’s authority, duties, or responsibilities;

(iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that the Participant report to a corporate officer or employee instead of reporting directly to the Board of Directors; or

(iv) a material change in the geographic location at which the Participant must perform services.

Notwithstanding the foregoing, in the case of any Award that is subject to and not exempt from Section 409A, clause (i) above shall instead read as follows: “(i) a material diminution in the Participant’s base compensation;”.

For purposes of this definition, a Participant shall not be deemed to have incurred a termination of employment for a Change of Control Good Reason unless:

(i) the condition constituting a Change of Control Good Reason occurs during the period commencing with the date of the Change of Control and ending on the second anniversary of the date of the Change of Control; and

(ii) the Participant provides written notice to the Corporation of the existence of the condition constituting a Change of Control Good Reason within ninety (90) days of the initial existence of the condition constituting a Change of Control Good Reason and the Corporation or one of its affiliates is given thirty (30) days to cure such condition.

g.
 ~~e.~~ “Code” means the Internal Revenue Code of 1986, as amended from time to time.

h.
 ~~f.~~ “Committee” means the Compensation and Management Development Committee of the Board of Directors, as it may be comprised from time to time.

i.
 ~~g.~~ “Corporation” means Rockwell Automation, Inc. and any successor thereto.

j.
 ~~h.~~ “Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

k.
 ~~i.~~ “Dividend Equivalent” means an amount equal to the amount of cash dividends payable with respect to a share of Stock after the date specified in an Award Agreement with respect to an Award settled in Stock or an Award of Restricted Stock Units ~~or Performance Shares~~; provided, however, that no Dividend Equivalents shall be paid in respect of Awards of Options ~~or~~
,
 SARs
or Performance Shares
.

l.
 ~~j.~~ “Employee” means an individual who is an employee or a leased employee of, or a consultant to, the Corporation or a Subsidiary, but excludes members of the Board of Directors who are not also employees of the Corporation or a Subsidiary.

m.
 ~~k.~~ “Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

n.
 ~~l.~~ “Executive Officer” means an Employee who is an executive officer of the Corporation as defined in Rule 3b-7 under the Exchange Act as it may be amended from time to time.

o.
 ~~m.~~ “Fair Market Value” means the closing sale price of the Stock as reported in the New York Stock Exchange — Composite Transactions (or if the Stock is not then traded on the New York Stock Exchange, the closing sale price of the Stock on the stock exchange or over-the-counter market on which the Stock is principally trading) on the date of a determination (or on the next preceding day the Stock was traded if it was not traded on the date of a determination).

p.
 ~~n.~~ “Incentive Stock Option” means an Option (or an option to purchase Stock granted pursuant to any other plan of the Corporation or a Subsidiary) intended to comply with Code Section 422.

q.
 ~~o.~~ “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

r.
 ~~p.~~ “Option” means an option to purchase Stock granted pursuant to Section 4(a).

s.
 ~~q.~~ “Participant” means any Employee or Prospective Employee who has been granted an Award.

t.
 ~~r.~~ “Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained with respect to one or more Performance Goals. Performance Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

u.
 ~~s.~~ “Performance Goal” means the level of performance, whether absolute or relative to a peer group or index, established by the Committee as the performance goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

v.
 ~~t.~~ “Performance Measure” means one or more of the following selected by the Committee to measure the performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or both for a Performance Period: basic or diluted earnings per share; revenue; sales; operating income; earnings before or after interest, taxes, depreciation or amortization; return on capital; return on invested capital;

return on equity; return on assets; return on net assets; return on sales; cash flow; operating cash flow; free cash flow; working capital; stock price; and total shareowner return. Each such measure, to the extent applicable, shall be determined in accordance with generally accepted accounting principles as consistently applied by the Corporation and, if so determined by the Committee at the time the Award is granted and to the extent permitted under Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

w.
 ~~u.~~ “Performance Period” means one or more periods of time (of not less than one fiscal year of the Corporation), as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s rights in respect of an Award.

x.
 ~~v.~~ “Performance Share” means an Award denominated in Stock granted pursuant to Section 4(f).

y.
 ~~w.~~ “Performance Unit” means an Award denominated in cash granted pursuant to Section 4(e).

z.
 ~~x.~~ “Plan” means this 2008 Long-Term Incentives Plan as adopted by the Corporation and in effect from time to time.

aa.
 ~~y.~~ “Prior Plan” means the Rockwell Automation, Inc. 2000 Long-Term Incentives Plan, as amended.

bb.
 ~~z.~~ “Prospective Employee” means an individual who at the time of the grant of an Award has been extended an offer of employment with the Corporation or a Subsidiary but who has not yet accepted said offer and become an Employee.

cc.
 ~~aa.~~ “Restricted Stock” means an Award of Stock subject to restrictions granted pursuant to Section 4(c).

dd.
 ~~bb.~~ “Restricted Stock Unit” means an Award denominated in Stock granted pursuant to Section 4(d).

ee.
 ~~cc.~~ “SAR” means a stock appreciation right granted pursuant to Section 4(b).

ff.
 ~~dd.~~ “Section 409A” means Code Section 409A, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.

gg. “Section 409A Change of Control” means a Change of Control that meets the requirements of Treasury Regulation Section 1.409A-3(i)(5).

hh. “Separation from Service” has the meaning set forth in Section 409A.

ii.
 ~~ee.~~ “Stock” means shares of Common Stock, par value $1 per share, of the Corporation or any security of the Corporation issued in substitution, exchange or lieu thereof.

jj.
 ~~ff.~~ “Subsidiary” means (i) any corporation or other entity in which the Corporation, directly or indirectly, has ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity and (ii) any corporation or other entity in which the Corporation has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of the Plan.

Section 3: Eligibility

The Committee may grant one or more Awards to any Employee or Prospective Employee designated by it to receive an Award.

Section 4: Awards

The Committee may grant any one or more of the following types of Awards, and any such Award may be granted by itself, together with another Award that is linked and alternative to the Award with which it is granted or together with another Award that is independent of the Award with which it is granted:

a. Options.  An Option is an option to purchase a specified number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i) The exercise price per share of an Option shall not be less than 100% of the Fair Market Value on the date the Option is granted, and no Option may be exercisable more than 10 years after the date the Option is granted.

(ii) The exercise price of an Option shall be paid in cash or, at the discretion of the Committee, in Stock valued at the Fair Market Value on the date of exercise, by withholding shares of Stock for which the Option is exercisable valued at the Fair Market Value on the date of exercise or through any combination of the foregoing.

(iii) No fractional shares of Stock will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

(iv) Incentive Stock Options shall be subject to the following additional provisions:

A. No grant of Incentive Stock Options to any one Employee shall cover a number of shares of Stock whose aggregate Fair Market Value (determined on the date the Option is granted), together with the aggregate Fair Market Value (determined on the respective date of grant of any Incentive Stock Option) of the shares of Stock covered by any Incentive Stock Options that have been previously granted under the Plan or any other plan of the Corporation or any Subsidiary and that are exercisable for the first time during the same calendar year, exceeds $100,000 (or such other amount as may be fixed as the maximum amount permitted by Code Section 422(d)); provided, however, that, if such limitation is exceeded, the Incentive Stock Options granted in excess of such limitation shall be treated as Non-Qualified Stock Options.

B. No Incentive Stock Option may be granted under the Plan after December 5, 2017.

C. No Incentive Stock Option may be granted to any Participant who on the date of grant is not an employee of the Corporation or a corporation that is a subsidiary of the Corporation within the meaning of Code Section 424(f).

(v) No Option granted after February 2, 2010 may be exercisable as to one-third of the shares of Stock underlying such Option before the first anniversary of the date the Option was granted, as to an additional one-third of the shares of Stock underlying such Option before the second anniversary of date the Option was granted, and as to the balance of the shares of Stock underlying such Option before the third anniversary of the date the Option was granted, except, in each case, in the event of death, disability, retirement or a Change of Control.

b. Stock Appreciation Rights (SARs).  A SAR is the right to receive a payment measured by the excess of the Fair Market Value of a specified number of shares of Stock on the date on which the Participant exercises the SAR over the grant price of the SAR determined by the Committee, which shall be exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i) The grant price of a SAR shall not be less than 100% of the Fair Market Value of the shares of Stock covered by the SAR on the date the SAR is granted, and no SAR may be exercisable more than 10 years after the date the SAR is granted.

(ii) SARs may be (A) freestanding SARs or (B) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option.

(iii) The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Stock valued at the Fair Market Value on the date of exercise or partly in cash and partly in Stock (as so valued), as the Committee may determine.

(iv) No SAR granted after February 2, 2010 may be exercisable as to one-third of the shares of Stock underlying such SAR before the first anniversary of the date the SAR was granted, as to an additional one-third of the shares of Stock underlying such SAR before the second anniversary of the date the SAR was granted, and as to the balance of the shares of Stock underlying such SAR before the third anniversary of the date the SAR was granted, except, in each case, in the event of death, disability, retirement or a Change of Control.

c. Restricted Stock.  Restricted Stock is Stock that is issued to a Participant subject to such restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, which restrictions shall lapse at such time or times or upon the occurrence of such event or events as the Committee may determine, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or that Participant.
Notwithstanding the foregoing, in the case of an Award of Restricted Stock granted after February 2, 2010 that is subject to restrictions that lapse solely over a specified period of time, no restrictions may lapse as to any portion of such Award before the first anniversary of the date such Award was granted, as to two-thirds of such Award before the second anniversary of the date such Award was granted, and as to one-third of such Award before the third anniversary of the date such Award was granted, except, in each case, in the event of death, disability, retirement or a Change of Control.
 Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall not be payable or shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Corporation’s sole discretion, shall be held in book entry form subject to the Corporation’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Corporation until the restrictions on those shares of Restricted Stock lapse.

d. Restricted Stock Unit.  A Restricted Stock Unit is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Restricted Stock Units are granted.
Notwithstanding the foregoing, in the case of an Award of Restricted Stock Units granted after February 2, 2010 that provides for payout based solely on the passage of a specified period of time, no payout of such Award may be made as to any portion of such Award before the first anniversary of the date such Award was granted, as to two-thirds of such Award before the second anniversary of the date such Award was granted, and as to one-third of such Award before the third anniversary of the date such Award was granted, except, in each case, in the event of death, disability, retirement or a Change of Control.
Restricted Stock Units that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Restricted Stock Units on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Restricted Stock Units shall have no ownership interest in any shares of Stock to which such Restricted Stock Units relate until and unless payment with respect to such Restricted Stock Units is actually made in shares of Stock. The Committee may provide for no deemed accumulation of Dividend Equivalents or for the deemed accumulation of Dividend Equivalents in cash, with or without interest, or the deemed reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Restricted Stock Unit and/or such other terms and conditions as the Committee shall determine.

e. Performance Units.  A Performance Unit is an Award denominated in cash, the amount of which may be based on the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Performance Units are granted. The amount that may be paid to any one Participant with respect to Performance Units shall not exceed $5 million for any one Performance Period. Performance Units that become payable in accordance with their terms and conditions shall be paid out in cash, in Stock valued at the Fair Market Value on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash and partly in Stock (as so valued), as the Committee may determine.

f. Performance Shares.  A Performance Share is an Award of a right to receive at a specified future date an amount based on the Fair Market Value of a specified number of shares of Stock on the payout date, subject to such terms and conditions as the Committee may establish, including but not limited to the achievement, over a specified period of time, of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or the Participant to whom the Performance Shares are granted. Performance Shares that become payable in accordance with their terms and conditions shall be paid out in Stock, in cash based on the Fair Market Value of the Stock underlying the Performance Shares on the payout date (or at the sole discretion of the Committee, the day immediately preceding that date) or partly in cash (as so based) and partly in Stock, as the Committee may determine. Any person who holds Performance Shares shall have no ownership interest in any shares of Stock to which such Performance Shares relate until and unless payment with respect to such Performance Shares is actually made in shares of Stock. ~~The Committee may provide for no deemed accumulation of Dividend Equivalents or for the deemed accumulation of Dividend Equivalents in cash, with or without interest, or the deemed reinvestment of Dividend Equivalents in Stock held subject to the same conditions as the Performance Shares and/or such other terms and conditions as the Committee shall determine.~~

g. Performance Compensation Awards.

(i) The Committee may, at the time of grant of an Award (other than an Option or SAR) designate such Award as a “Performance Compensation Award” in order that such Award constitute qualified performance-based compensation under Code Section 162(m); provided, however, that no Performance Compensation Award may be granted to a Prospective Employee or an Employee who on the date of grant is a leased employee of, or a consultant to, the Corporation or a Subsidiary. With respect to each such Performance Compensation Award, the Committee shall (on or before the 90th day of the applicable Performance Period or such other period as may be required by Code Section 162(m)) establish, in writing, a Performance Period, Performance Measure(s), Performance Goal(s) and Performance Formula(s). Once established for a Performance Period, such items shall not be amended or otherwise modified if and to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance-based compensation under Code Section 162(m).

(ii) A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that the Performance Goal(s) for that Award are achieved and the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and determine whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine the amount of the Performance Compensation Award earned by the Participant for such Performance Period based upon such Participant’s Performance Formula. The Committee shall then determine the actual amount of the Performance Compensation Award to be paid to the Participant and, in so doing, may in its sole discretion decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. The maximum Performance Compensation Award for any one Participant for any one Performance Period shall be determined in accordance with Sections 4(e) and 5(g), as applicable.

h. Deferrals.  The Committee may require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of Dividend Equivalents on deferred settlements in shares of Stock. Notwithstanding the foregoing, no deferral will be permitted if it will result in the Plan becoming an “employee pension benefit plan” under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is not otherwise exempt under Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. In addition, notwithstanding the foregoing, it is the intent of the Corporation that any deferral made under this Section 4(h) shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

i. Other Section 409A Provisions.  In addition to the provisions related to the deferral of Awards under the Plan set forth in Section 4(h) and notwithstanding any other provision of the Plan to the contrary, the following provisions shall apply to Awards:

(i) To the extent not otherwise set forth in the Plan, it is the intent of the Corporation that the Award Agreement for each Award shall set forth (or shall incorporate by reference to the Corporation’s Deferred Compensation Plan) such terms and conditions as are necessary to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

(ii) Without limiting the generality of the foregoing, it is the intent of the Corporation that any payment of dividends on Restricted Stock or any payment of Dividend Equivalents on Restricted Stock Units ~~or Performance Shares~~shall (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A, including without limitation, to the extent necessary, the establishment of a separate written arrangement providing for the payment of such dividends or Dividend Equivalents.

(iii) Notwithstanding any other provision of the Plan to the contrary, the Corporation makes no representation that the Plan or any Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to the Plan or any Award.

(iv) Notwithstanding any other provision of the Plan to the contrary, in the case of any Award that is subject to and not exempt from Section 409A, (i) all references to “Change of Control” (other than the references in Section 10(a)(ii)(x)) shall instead refer to “Change of Control that constitutes a “Section 409A Change of Control”, (ii) all references to “retirement” shall instead refer to “retirement that constitutes a Separation from Service”, and (iii) all references to a Participant’s employment being terminated shall instead be to the Participant’s Separation from Service.

Section 5: Stock Available under Plan

a. Subject to the adjustment provisions of Section 9 and the provisions of this Section 5, the aggregate number of shares of Stock available for delivery pursuant to the Plan shall be~~4.1~~
8.1
 million plus any shares of Stock remaining available for delivery pursuant to the Prior Plan as of the date of approval of the Plan by the Corporation’s shareowners, of which no more than ~~1.4~~
1.8
 million shares of Stock may be available for delivery pursuant to Awards granted in any form provided for under the Plan other than Options or SARs. In addition, subject to the adjustment provisions of Section 9, (i) no more than ~~1.4~~
1.8
 million shares of Stock shall be granted in the form of Restricted Stock or delivered in payment of Restricted Stock Units or Performance Shares; and (ii) SARs shall be granted with respect to no more than 100,000 shares of Stock.

b. For purposes of this Section 5, if an Award (other than a Dividend Equivalent) is denominated in shares of Stock, the number of shares of Stock covered by such Award, or to which such Award relates (or in the case of Restricted Stock Units or Performance Shares, the maximum number of shares of Stock deliverable pursuant thereto), shall be counted on the date of grant of such Award against the aggregate number of shares of Stock available for delivery pursuant to the Plan.

c. For purposes of this Section 5, Dividend Equivalents denominated in shares of Stock, dividends on Restricted Stock receivable in shares of Stock and Awards not denominated, but potentially payable, in shares of Stock shall be counted against the aggregate number of shares of Stock available for delivery pursuant to the

Plan in such amount and at such time as the Dividend Equivalents, dividends and such Awards are settled in shares of Stock.

d. For purposes of this Section 5, notwithstanding anything herein to the contrary, Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or awards granted under the Prior Plan may only be counted once against the aggregate number of shares available for delivery pursuant to the Plan, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting.

e. For purposes of this Section 5, notwithstanding anything herein to the contrary (other than as provided in the following sentence), (i) any shares of Stock covered by or related to Awards or awards granted under the Prior Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance or delivery of such shares of Stock, are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Stock, for Awards not involving shares of Stock, shall be available again for delivery pursuant to the Plan and (ii) with respect to any Award described in Section 5(b), upon exercise, settlement or payment thereof with shares of Stock in an amount less than the number of shares of Stock counted on the date of grant against the aggregate number of shares of Stock available for delivery pursuant to the Plan, a number of shares of Stock equal to such deficit shall be available again on the date of such exercise, settlement or payment for delivery pursuant to the Plan. Notwithstanding the foregoing, (x) shares of Stock that are delivered to or withheld by the Corporation to pay all or any portion of the exercise price or withholding taxes under Awards or awards granted under the Prior Plan shall not be made available again for delivery pursuant to the Plan and (y) there shall be no adjustment to the number of shares of Stock available for delivery pursuant to the Plan upon the exercise or settlement of SARs in whole or in part in shares of Stock, regardless of the number of shares of stock issued or delivered in connection with such exercise or settlement.

f. For purposes of this Section 5, any shares of Stock that are delivered by the Corporation, and any Awards that are granted by, or become obligations of, the Corporation, through the assumption by the Corporation or a Subsidiary of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the aggregate number of shares of Stock available for delivery pursuant to the Plan.

g. Subject to the adjustment provisions of Section 9, no single Participant shall receive Awards, in any fiscal year of the Corporation, in the form of (i) Options or SARs that would result in the number of shares of Stock that relate to Options, SARs and options to purchase Stock or stock appreciation rights under any other plan of the Corporation or a Subsidiary granted to such Participant during such fiscal year exceeding 650,000 shares; and (ii) Restricted Stock, Restricted Stock Units or Performance Shares that would result in the number of shares of Stock granted as Restricted Stock, deliverable in payment of Restricted Stock Units or Performance Shares granted and granted as restricted stock or deliverable in payment of restricted stock units or performance shares granted under any other plan or program of the Corporation or a Subsidiary to such Participant during such fiscal year exceeding 250,000 shares.

h. The Stock that may be delivered on grant, exercise or settlement of an Award under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares. At all times the Corporation will reserve and keep available a sufficient number of shares of Stock to satisfy the requirements of all outstanding Awards made under the Plan.

Section 6: Award Agreements

Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the terms and conditions applicable to the Award, including but not limited to (i) provisions for the time at which the Award becomes exercisable or otherwise vests; (ii) provisions for the treatment of the Award in the event of the termination of a Participant’s status as an Employee; (iii) any special provisions applicable in the event of an occurrence of a Change of Control, as determined by the Committee consistent with the provisions of the Plan; and (iv) in the Committee’s sole discretion, any additional provisions as may be necessary to (A) satisfy the requirements for exemption under Section 409A or (B) satisfy the requirements of Section 409A.

Section 7: Amendment and Termination

The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part; provided, however, that, without the approval of the shareowners of the Corporation, no such action shall (i) increase the number of shares of Stock available for delivery pursuant to the Plan as set forth in Section 5 (other than adjustments pursuant to Section 9), ~~or~~ (ii
) change the class of persons eligible to participate in the Plan, (iii) amend Section 4(a)(v) to allow for accelerated exercisability of Awards of Options described in such clause, (iv) amend Section 4(b)(iv) to allow for accelerated exercisability of Awards of SARs described in such clause, (v) amend the second sentence of Section 4(c) to allow for accelerated lapses of restrictions on Awards of Restricted Stock described in such sentence, (vi) amend the second sentence of Section 4(d) to allow for accelerated payouts of Awards of Restricted Stock Units described in such sentence, or (vii
) materially increase the benefits accruing to Participants under the Plan, or otherwise be effective to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, including applicable requirements of the New York Stock Exchange; and provided, further, that, subject to Section 9, no such action shall impair the rights of any holder of an Award without the holder’s consent. The Committee may, subject to the Plan, at any time alter or amend any or all Award Agreements to the extent permitted by applicable law; provided, however, that, subject to Section 9,
(A)
no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent~~.~~
and (B) without the approval of the shareowners of the Corporation, no such alteration or amendment shall accelerate (x) the exercisability of an Award of Options or SARs, (y) the lapse of restrictions on an Award of Restricted Stock or (z) the payout of an Award of Restricted Stock Units, Performance Units or Performance Shares, except, in each case described in this clause (B), in the event of death, disability, retirement or a Change of Control.
Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 9) amend the Plan or any Award Agreement to reprice any Option or SAR whose exercise price is above the then Fair Market Value of the Stock subject to the Award, whether by decreasing the exercise price, canceling the Award and granting a substitute Award, repurchasing the Award for cash, or otherwise.

Section 8: Administration

a. The Plan and all Awards shall be administered by the Committee.

b. Any member of the Committee who, at the time of any proposed grant of one or more Awards, is not both an “outside director” as defined for purposes of Code Section 162(m) and a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act shall abstain from and take no part in the Committee’s action on the proposed grant.

c. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Employees or Prospective Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

d. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

e. The Corporation shall pay all reasonable expenses of administering the Plan, including but not limited to the payment of professional fees.

f. It is the intent of the Corporation that the Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy: (i) in the case of Participants who are or may be Executive Officers, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act; (ii) in the case of Performance Compensation Awards to Covered Employees, the applicable requirements of Code Section 162(m); and (iii) either the requirements for exemption under Section 409A or the requirements of Section 409A. If any provision of the Plan or of any Award Agreement would otherwise frustrate or conflict with the intent expressed in this Section 8(f), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent and to the extent legally permitted, such provision shall be deemed void as to the applicable Participant.

g. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

h. The Committee may delegate, and revoke the delegation of, all or any portion of its authority and powers under the Plan to the Chief Executive Officer of the Corporation, except that the Committee may not delegate any discretionary authority with respect to Awards granted to the Chief Executive Officer of the Corporation or substantive decisions or functions regarding the Plan or Awards to the extent inconsistent with the intent expressed in Section 8(f) or to the extent prohibited by applicable law.

Section 9: Adjustment Provisions

a. In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Corporation is a surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan and outstanding Awards and Award Agreements and make such equitable and other adjustments and take such actions thereunder as are applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the aforementioned events is equal to the intrinsic value of each outstanding Award immediately prior to any of such aforementioned events. Such amendments, adjustments and actions shall include, without limitation, as applicable, changes in the number of shares of Stock then remaining available for delivery pursuant to the Plan, the maximum number of shares of Stock that may be granted or delivered as or in payment of Awards to any single Participant pursuant to the Plan, including those that are then covered by outstanding Awards, the number of shares of Stock subject to outstanding Awards, the Option exercise price under outstanding Options and the SAR grant price under outstanding SARs, and accelerating the vesting of outstanding Awards.

b. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareowners of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, any dividend of Stock, cash, securities or other property, or any other corporate act or proceeding.

Section 10: Miscellaneous

a. Change of Control.  Except as otherwise determined by the Committee at the time of the grant of an Award, and except as is necessary to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A
:
 ~~(in which event, the Committee may determine to modify the definition of Change of Control in order to satisfy such requirements), upon a Change of Control, all outstanding Options and SARs shall become vested and exercisable; all restrictions on Restricted Stock shall lapse; all performance goals applicable to Awards shall be deemed achieved at levels determined by the Committee and all other terms and conditions met; all Performance Units, Restricted Stock Units and Performance Shares shall be paid out as promptly as practicable; and all other Awards shall be delivered or paid.~~

(i) in the case of all Awards (other than Awards granted to Executive Officers after February 2, 2010), upon a Change of Control, all outstanding Options and SARs will become vested and exercisable; all restrictions on Restricted Stock will lapse; all performance goals applicable to Awards will be deemed achieved at levels determined by the Committee and all other terms and conditions met; all Performance Units, Restricted Stock Units and Performance Shares will be paid out as promptly as practicable; and all other Awards will be delivered or paid; and

(ii) in the case of Awards granted to Executive Officers after February 2, 2010, (x) if (A) a Change of Control occurs, (B) all such Awards that are outstanding are assumed or substituted with comparable awards by the successor corporation in such Change of Control or its parent corporation and (C) within two years of such Change of Control the Executive Officer’s employment is terminated (1) by reason of death or disability, (2) by the Executive Officer for a Change of Control Good Reason or (3) by the Corporation other than for Cause or (y) if (A) a Change of Control occurs and (B) all such Awards that are outstanding are not assumed or substituted with comparable awards by the successor corporation in such Change of Control or its parent corporation, all outstanding Options and SARs (and, in the case of clause (x), any substituted awards of options or stock appreciation rights) will become vested and exercisable; all restrictions on Restricted Stock (and, in the case of clause (x), any substituted awards of restricted stock) will lapse; all performance goals applicable to Awards (and, in the case of clause (x), any substituted awards) will be deemed achieved at levels determined by the Committee and all other terms and conditions met; all Performance Units, Restricted Stock Units and Performance Shares (and, in the case of clause (x), any substituted awards of performance units, restricted stock units or performance shares) will be paid out as promptly as practicable; and all other Awards (and, in the case of clause (x), any other substituted awards) will be delivered or paid.

Notwithstanding the foregoing, in the case of any Award that is subject to and not exempt from Section 409A, any payment of amounts or delivery of shares under such Awards will be paid promptly and in any event within ninety (90) days of such Change of Control in the case of subclauses (i) and (ii)(y) above and within ninety (90) days of the Participant’s Separation from Service in the case of clause (ii)(x) above.

b. Nonassignability.  Except as otherwise provided by the Committee, no Award shall be assignable or transferable except by will or by the laws of descent and distribution; provided, however, that under no circumstances shall an Award be transferrable for value or consideration to the Participant.

c. Other Payments or Awards.  Nothing contained in the Plan shall be deemed in any way to limit or restrict the Corporation or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

d. Payments to Other Persons.  If payments are legally required to be made to any person other than the person to whom any payment is provided to be made under the Plan, then payments shall be made accordingly; provided however, to the extent that such payments would cause an Award to fail to satisfy the requirements for exemption under Section 409A or the requirements of Section 409A, the Committee may determine in its sole discretion not to make such payments in such manner. Any such payment shall be a complete discharge of the liability hereunder.

e. Unfunded Plan.  The Plan shall be unfunded. No provision of the Plan or any Award Agreement shall require the Corporation or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

f. Limits of Liability.  Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement related thereto. Neither the Corporation or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

g. Rights of Employees and Prospective Employees.  Status as an eligible Employee or Prospective Employee shall not be construed as a commitment that any Award shall be made under the Plan to such eligible Employee or Prospective Employee or to eligible Employees or Prospective Employees generally. Nothing contained in the Plan or in any Award Agreement shall confer upon any Employee or Prospective Employee any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract of employment or limit in any way the right of the Corporation or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. A transfer of an Employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another, and a leave of absence, duly authorized by the Corporation, shall not be deemed a termination of employment or other service; provided, however, that, to the extent that Section 409A is applicable to an Award, Section 409A’s definition of “separation of service”, to the extent contradictory, may apply to determine when a Participant becomes entitled to a distribution upon termination of employment.

h. Rights as a Shareowner.  A Participant shall have no rights as a shareowner with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

i. Withholding.  Applicable taxes, to the extent required by law, shall be withheld in respect of all Awards. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be delivered to the Corporation or deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be delivered to the Corporation or deducted in satisfaction of the withholding requirement shall be determined by the Corporation with reference to the Fair Market Value of the Stock when the withholding is required to be made; provided, however, that the amount of withholding to be paid in respect of Options exercised through the cashless method in which shares of Stock for which the Options are exercised are immediately sold may be determined by reference to the price at which said shares are sold. The Corporation shall have no obligation to deliver any Stock pursuant to the grant or settlement of any Award until it has been reimbursed for all required withholding taxes.

j. Section Headings.  The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

k. Construction.  In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise. Any reference to a statutory provision or a rule under a statute shall be deemed a reference to that provision or any successor provision unless the context clearly indicates otherwise.

l. Invalidity.  If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

m. Applicable Law.  The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

n. Compliance with Laws.  Notwithstanding anything contained in the Plan or in any Award Agreement to the contrary, the Corporation shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any such law or regulation.

o. Supplementary Plans.  The Committee may authorize supplementary plans applicable to Employees or Prospective Employees subject to the tax laws of one or more countries other than the United States and providing for the grant of Non-Qualified Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares to such Employees or Prospective Employees on terms and conditions, consistent with the Plan, determined by the Committee, which may differ from the terms and conditions of other Awards pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws. Notwithstanding any other provision hereof, Options granted under any supplementary plan shall include provisions that conform with Sections 4(a)(i), (ii) and (iii); SARs granted under any supplementary plan shall include provisions that conform with Section 4(b); Restricted Stock granted under any supplementary plan shall include provisions that conform with Section 4(c); Restricted

Stock Units granted under any supplementary plan shall include provisions that conform with Section 4(d); Performance Units granted under any supplementary plan shall include provisions that conform with Section 4(e) and Performance Shares granted under any supplementary plan shall include provisions that conform with Section 4(f).

p. Effective Date and Term.  The Plan was adopted by the Board of Directors on December 5, 2007 and will become effective upon approval by the Corporation’s shareowners. The Plan shall remain in effect until all Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements; provided, however, that Awards under the Plan may be granted only within ten (10) years from the effective date of the Plan.

ADMISSION TO THE 2010 ANNUAL MEETING

An admission card (or other proof of stock ownership) and proper identification will be required for admission to the Annual Meeting of Shareowners in Milwaukee, Wisconsin on February 2, 2010. If you plan to attend the Annual Meeting, please be sure to request an admittance card by:

•	marking the appropriate box on the proxy card and mailing the card using the enclosed envelope;

•	indicating your desire to attend the meeting through our Internet voting procedure; or

•	calling our Shareowner Relations line at +1-414-382-8410.

An admission card will be mailed to you if:

•	your Rockwell Automation shares are registered in your name; or

•	your Rockwell Automation shares are held in the name of a broker or other nominee and you provide written evidence of your stock ownership as of the December 7, 2009 record date, such as a brokerage statement or letter from your broker.

Your admission card will serve as verification of your ownership.

ROCKWELL AUTOMATION, INC. 1201 SOUTH SECOND STREET MILWAUKEE, WI 53204

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 31, 2010. Have your direction card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903 (toll-free for US and Canada Shareowners only)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on January 31, 2010. Have your direction card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your direction card and return it in the postage-paid envelope we have provided or return it to Rockwell Automation, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by January 28, 2010.

NOTE: If you transmit your voting instructions by Internet or telephone, you DO NOT NEED TO MAIL BACK your direction card. Your Internet or telephone instructions will authorize the trustee in the same manner as if you returned a signed direction card.
THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M18617-P86134-Z51050-Z51049	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS DIRECTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROCKWELL AUTOMATION, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR each of the Nominees listed below.		☐	☐	☐
Vote on Directors
A.	To elect as directors of Rockwell Automation, Inc. the nominees listed below:

Nominees:

01) Barry C. Johnson 02) William T. McCormick, Jr. 03) Keith D. Nosbusch

The Board of Directors recommends a vote FOR proposals B and C.

Vote on Proposals		For	Against	Abstain

B.	To approve the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm.	☐	☐	☐

C.	To approve amendments to the Corporation’s 2008 Long-Term Incentives Plan described in the proxy statement.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon matters incident to the conduct of and such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ROCKWELL AUTOMATION, INC.

ANNUAL MEETING OF SHAREOWNERS
TUESDAY, FEBRUARY 2, 2010
5:30 PM CST
ROCKWELL AUTOMATION, INC.
1201 SOUTH SECOND STREET
MILWAUKEE, WI 53204
YOUR VOTE IS IMPORTANT!
YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE THE
INSTRUCTIONS ON THE OTHER SIDE OF THIS DIRECTION CARD.
IF YOU DID NOT RECEIVE PAPER COPIES OF THE ROCKWELL AUTOMATION
PROXY STATEMENT AND ANNUAL REPORT BECAUSE YOU
CONSENTED TO VIEW THEM ON THE
INTERNET, GO TO THE FOLLOWING INTERNET ADDRESS:
PROXY STATEMENT AND ANNUAL REPORT: www.ProxyVote.com
FOLD AND DETACH HERE

M18618-P86134-Z51050-Z51049
DIRECTION CARD
ROCKWELL AUTOMATION, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
TO: FIDELITY MANAGEMENT TRUST COMPANY, TRUSTEE,
BANCO POPULAR DE PUERTO RICO, TRUSTEE AND
COMPUTERSHARE TRUST COMPANY, TRUSTEE
         You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Rockwell Automation common stock held for this account in the savings plans of Rockwell Automation, Inc. (Rockwell Automation Retirement Savings Plan for Salaried Employees, Rockwell Automation Retirement Savings Plan for Hourly Employees, Rockwell Automation Savings and Investment Plan for Represented Hourly Employees, Rockwell Automation Retirement Savings Plan for Represented Hourly Employees and Rockwell Automation 1165(e) Plan) and/or the United Space Alliance Employee Stock Purchase Plan at the Annual Meeting of Shareowners of Rockwell Automation, Inc. to be held at Rockwell Automation Headquarters, 1201 South Second Street, Milwaukee, Wisconsin, on February 2, 2010, and at any postponement or adjournment thereof, as follows:
         TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, CHECK THE BOXES “FOR” EACH PROPOSAL LISTED, THEN SIGN, DATE AND RETURN THIS CARD BY JANUARY 28, 2010.
If you do not provide voting directions by January 28, 2010, the shares attributable to this account in savings plans of Rockwell Automation or the United Space Alliance Employee Stock Purchase Plan will not be voted.

Address Changes/Comments:

If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.
If you do not check the comments box on the reverse side, we will not receive your comments.
(continued and to be dated and signed on the other side)

ROCKWELL AUTOMATION, INC. 1201 SOUTH SECOND STREET MILWAUKEE, WI 53204

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 1, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903 (toll-free for US and Canada Shareowners only)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 1, 2010. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Rockwell Automation, Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by January 28, 2010.

NOTE: If you transmit your voting instructions by Internet or telephone, you DO NOT NEED TO MAIL BACK your proxy card. Your Internet or telephone instructions will authorize the named proxies in the same manner as if you returned a signed proxy card by January 28, 2010.
THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M18621-P86134-Z51050-Z51049	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROCKWELL AUTOMATION, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR each of the Nominees listed below.		☐	☐	☐
Vote on Directors
A.	To elect as directors of Rockwell Automation, Inc. the nominees listed below:

Nominees:

01) Barry C. Johnson 02) William T. McCormick, Jr. 03) Keith D. Nosbusch

The Board of Directors recommends a vote FOR proposals B and C.

Vote on Proposals		For	Against	Abstain

B.	To approve the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm.	☐	☐	☐

C.	To approve amendments to the Corporation’s 2008 Long-Term Incentives Plan described in the proxy statement.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon matters incident to the conduct of and such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ROCKWELL AUTOMATION, INC.

ANNUAL MEETING OF SHAREOWNERS
TUESDAY, FEBRUARY 2, 2010
5:30 PM CST
ROCKWELL AUTOMATION, INC.
1201 SOUTH SECOND STREET
MILWAUKEE, WI 53204
YOUR VOTE IS IMPORTANT!
YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL. SEE THE
INSTRUCTIONS ON THE OTHER SIDE OF THIS PROXY CARD.
IF YOU DID NOT RECEIVE PAPER COPIES OF THE ROCKWELL AUTOMATION
PROXY STATEMENT AND ANNUAL REPORT BECAUSE YOU
CONSENTED TO VIEW THEM ON THE
INTERNET, GO TO THE FOLLOWING INTERNET ADDRESS:
PROXY STATEMENT AND ANNUAL REPORT: www.ProxyVote.com
FOLD AND DETACH HERE

M18622-P86134-Z51050-Z51049
PROXY CARD
ROCKWELL AUTOMATION, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         The undersigned hereby appoints Verne G. Istock, Joseph F. Toot, Jr. and Douglas M. Hagerman, jointly and severally, proxies, with full power of substitution, to vote shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareowners to be held at Rockwell Automation, Inc., 1201 South Second Street, Milwaukee, Wisconsin, on February 2, 2010 or any postponement or adjournment thereof. SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED OR, IF NO SPECIFICATION IS MADE, “FOR” THE ELECTION OF THE THREE NOMINEES PROPOSED FOR ELECTION AS DIRECTORS and “FOR” PROPOSALS B AND C, AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
         TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN AND DATE; NO BOXES NEED TO BE CHECKED

Address Changes/Comments:

If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.
If you do not check the comments box on the reverse side, we will not receive your comments.
(continued and to be dated and signed on the other side)